EXHIBIT 10.27
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
AMENDED AND RESTATED
COMPUTER AND DATA PROCESSING
SERVICES AGREEMENT
     This AMENDED AND RESTATED COMPUTER AND DATA PROCESSING SERVICES AGREEMENT, (“this Agreement”) is effective as of February 21, 2011, and amends and restates the agreement between the parties dated January 14, 2009, by and between HCA — Information Technology & Services, Inc., a Tennessee corporation (“IT&S”) which is an indirect, wholly-owned subsidiary of HCA Holdings, Inc., a Delaware corporation (“HCA”), and Capella Healthcare, Inc., a Delaware corporation (together with its successors and permitted assigns, hereinafter sometimes referred to as “Customer”).
W I T N E S S E T H:
     WHEREAS, IT&S is in the business of providing certain computer and data processing services as more fully set forth herein; and
     WHEREAS, Customer desires to purchase from IT&S the services described in this Agreement, and IT&S is willing to provide such services to Customer, all on the terms and conditions set forth herein;
     WHEREAS, Customer and IT&S are parties to those certain Computer and Data Processing Services Agreements dated as of November 30, 2005 and January 14, 2009 (the “Previous Agreements”), pursuant to which IT&S has provided Customer and certain of its Affiliates with services substantially similar to the services to be provided under this Agreement;
     WHEREAS, after the Parties began negotiation of this Agreement, but prior to its execution, IT&S began providing the Services for the pricing called for herein;
     WHEREAS, the Parties’ course of conduct has been consistent with the terms of this Agreement, and the parties’ intent is and has at all times been that this Agreement is to be effective as of the Effective Time; and
     WHEREAS, each of the Parties hereto wish to enter into this Agreement in order to supersede and replace the Previous Agreements as of the date hereof without any interruption in the continuity of services provided under the Previous Agreements, all of which shall continue to be performed under this Agreement unless otherwise expressly agreed.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, IT&S and Customer agree as follows:

     1. Definitions. The following terms shall have the meanings set forth below:
     Additional Services. See the definition in Section 3(a).
     Affiliate. Any person or entity that Controls, is Controlled by or is under common Control with another person or entity.
     Atlas System. The proprietary intranet network currently provided by IT&S for use by Customer and its Affiliates to obtain information relevant to day-to-day operations.
     Assigned. See the definition of Assigned and related terms in Section 12(a) below.
     Base Fees. The fees set forth in the first table on Schedule B.
     Business Associate Agreement or BAA. The Business Associate Agreement between IT&S and Customer.
     Calculation Period. See the definition set forth in Sections 2(i) and (j) below.
     Change of Control. A transaction (or a series of related transactions) in which a person, entity (including a group of persons and/or entities acting in concert), or entities acquires Control of an entity or all or substantially all of its assets.
     Communication Lines. The telephone communication and diagnostic lines for data transmission with the Data Center and/or IT&S, whether dedicated or not.
     Complete Sunset. See the definition in Section 3(d) below.
     Consumer Price Index. The United States Consumer Price Index published by the United States Department of Labor, All Urban Consumers, United States City Average, All Items (which excludes food and energy) (1986=100), or such other successor index as the Parties shall agree in writing.
     Contract Entity. An Affiliate of Customer or an entity that is a party to a contractual relationship with Customer if the relationship involves more than providing information technology services (such as a party to a joint venture or a lease, management or general services arrangement with respect to a hospital or other entity that is not an Affiliate of Customer).
     Control. The ownership, directly or indirectly, of more than fifty percent (50%) of an entity. This definition shall also apply to the terms “Controlling” and “Controlled by.”
     Cure Period. See the definition set forth in Section 11(c) below.
     Customer Data. See the definition set forth in Section 8(a) below.
     Customizations. See the definition set forth in Section 3(b) below.
     Data Center. The IT&S Data Center(s) located in Nashville, Tennessee and/or any of IT&S’s Regional Data Centers containing computer processing equipment and the Software used by IT&S to provide the Services, or such other facilities as IT&S may establish from time to time.
     Delivered. See definition in Section 3(d).
     Divested Facility. See definition in Section 12(d).
     Documentation. The description of how to use the Services and their functionality and the related security policies and procedures with respect to the Services as most recently updated by IT&S pursuant to this Agreement.
     Effective Time. ___________________.
     Equipment. The computer hardware located at the Facilities and, to the extent used in connection with the Services, the computer hardware located at any Affiliate or Contract Entity.
     Facility/Facilities. The hospitals and other healthcare providers that are Affiliates of Customer or are owned by Customer or Affiliates of Customer.
     First Notice Date. See definition in Section 3(d).
     HCA Entities. Collectively, HCA Inc., its successors (if any), and Affiliates of HCA that receive information technology services from IT&S.
     HIPAA. The Health Insurance Portability and Accountability Act of 1996, Public Law 104-191.
     HIPAA Rules. The rules and regulations implementing the transaction and code set, privacy, security and other requirements set forth in the administrative simplification provisions of HIPAA.
     IT&S Software. The software listed in Schedule A hereto and identified as being owned by IT&S and any other software owned by IT&S that is used to provide any Services at any time during the Term, including Enhancements, upgrades and custom development to any of such software.
     IT&S Update. See definition in Section 3(c) below.
     Indirect Damages. See definition in Section 10(a) below.
     Initial Term. The period beginning on the effective date of this Agreement as set forth above and ending on December 31, 2017 unless earlier terminated pursuant to this Agreement.
     Malicious Code. See definition in Section 9(g) below.
     MEDITECH. Medical Information Technology, Inc. or its software, as context requires.
     Monthly Processing Fees. The fees for monthly service under this Agreement as more fully set forth in Section 2 and Schedule B.

     New Software. See definition in Section 3(d) below.
     Operational Customer Data. See definition in Section 8(a) below.
     Parties. Collectively the individual entities which execute this Agreement.
     Previous Agreements. See definition in the recitals above.
     Qualifying Assignee. See definition in Section 12(a) below.
     Qualifying Damages. See definition in Section 2(d) below.
     Sale. See the definition in Section 12(a) below.
     Section 3(d) Period. See definition in Section 3(d) below.
     Service Level Agreements or SLAs. See definition in Section 7 below.
     Service Level Objectives or SLOs. See definition in Section 7 below.
     Services. The installation, support, training, maintenance, data processing and other services provided to Customer by IT&S pursuant to this Agreement, including all services provided under the Previous Agreements during the previous eighteen (18) months whether or not identified in this Agreement. “Services” includes the Wide Area Network and the Communications Lines.
     Software. The computer software identified in Schedule A hereto as either IT&S Software or Third Party Software (and any future additional software and/or replacement software) which is used by IT&S in providing the Services to Customer, including Enhancements, upgrades and custom development.
     Super User. A person responsible at the department level for having an understanding of System functionality and training of users in that department.
     Systems. The Equipment and Software functioning together, located at one or more Facilities, Affiliates and Contract Entities.
     Term. The Initial Term and, if applicable, any renewal term and the Wind-Down Period.
     Third-Party Software. The software owned by any third party that is licensed or otherwise made available to IT&S and used to perform Services now and in the future, including the software listed on Schedule A hereto and software used by third parties as application service providers.
     Third-Party Updates. See the definition set forth in Section 3(c)(1).
     Wide Area Network. The proprietary wide area network currently provided by IT&S for use by Customer, its Facilities, Contract Entities and Affiliates that receive Services hereunder

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
and HCA Entities to deliver IT&S products and/or services (for example, e-mail, host application access, file transmission, Atlas System access).
     Wind-Down Period. See the definition set forth in Section 11(e) below.
     2. Services, Systems, Data, Payment.
          (a) IT&S shall provide, and Customer shall purchase from IT&S, the Services and/or licenses to the Software described in the Schedules hereto, upon the terms and subject to the conditions of this Agreement, for the benefit of Customer and the Facilities, Contract Entities and Affiliates that Customer may designate from time to time with respect to all or a portion of the Services.
          The Facilities set forth below shall convert directly to IT&S’s then current version of MEDITECH 6.0 (the “MCV”) for the fees also set forth below on a schedule to be mutually agreed upon by the Parties, but in no event later than December 31, 2012, unless another date is mutually agreed upon in writing by the parties.

Facility	Fee
Muskogee Regional Medical Center	$	*
National Park Medical Center	$	*
Saint Mary’s Regional Medical Center	$	*
Southwestern Medical Center	$	*
Capital Medical Center	$	*
River Park Hospital	$	*
Grandview Medical Center	$	*
Willamette Valley Medical Center	$	*
          The fees set forth above include the Physician Care Manager module, but do not include the Emergency Department module. The Emergency Department module is available for an installation fee of $* per Facility, plus monthly support costs of $* per Facility.
          IT&S agrees to provide Customer with HCA Entity base Order Set definitions to be included in the Customer standard clinical database. Customer shall indemnify IT&S for any claims related to the content provided by Customer. IT&S shall not have any obligation to provide updates to or otherwise maintain Order Set.
          IT&S shall provide Customer with the IT&S pilot clinical database including all reports developed as part of the pilot database. Customer shall be responsible for customizing this database into the Customer standard to be used for the implementations.
          Each Facility system implementation shall include the Master Patient Index conversion file and any other conversion files as normally provided by MEDITECH, Inc.

          For each MEDITECH conversion, IT&S shall replicate in the MCV of each of the Facility MEDITECH Cloverleaf interfaces which are in place at the time of the conversion, at no additional charge to Customer.
          The Parties shall have the following respective installation responsibilities:
          Customer Responsibilities
          Customer shall be responsible for:
•	Customer shall issue an operations directive providing for a single, consistent database standard across all Facilities

•	Customer shall provide “top down” corporate communication and reinforcement to all Facilities

•	Customer shall establish corporate governance protocols to ensure approval of any changes to established standards and to communicate processes to be followed

•	Facilities’ operations will lead local systems acceptance

•	Facility will be responsible for user adoption

•	Customer is responsible for the purchase and installation of all required Facility-based Equipment
          IT&S Responsibilities
          IT&S shall be responsible for:
•	Systems installation including Software and IT&S Regional Data Center hardware

•	Installation of the approved standard dictionaries and configurations

•	Training to the Super User level

•	Guidance through testing and parallels

•	Ongoing information technology management support

•	After go-live transition to Client Support Services

•	Ongoing reviews — for Customer at corporate level each quarter and at Facilities on an established cycle

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
          IT&S will provide financing of the foregoing installation fees over the seven (7) year term of this Amended and Restated Agreement. In exchange for this financing, Customer shall pay a fair market value cost of capital add-on at *%; provided, however that IT&S shall * otherwise owed under the terms of this Amended and Restated Agreement.
          IT&S shall grant to Customer a discount of * dollars ($*) per year from the rates set forth in the Previous Agreements for existing MEDITECH Facilities. This discount shall be front-end loaded. Therefore, the discount for existing Facilities shall be provided as follows:

Year	Discount
2010	$*
2011	$*
2012-2017	$* per year
Total Discounts	$*
          In the event that significant changes are made to the electronic health record technology provisions of the American Recovery and Reinvestment Act of 2009 and/or the Health Information Technology for Economic and Clinical Health Act, including but not limited to a defunding of the programs, the parties agree to meet and discuss in good faith the effect of such changes, including the possibility of Customer halting implementation of Systems at Facilities where implementation has not yet commenced and Customer refunding discounts for such Facilities to IT&S.
          (b) Except as otherwise required by HIPAA, the HIPAA Rules, the Business Associate Agreement or the requirements of payers, IT&S shall designate certain coding and naming conventions for the form of Customer Data and shall provide to Customer the coding requirements for transmitting Customer Data to the Data Center and the treatment given to different account and processing codes used by IT&S. Except as provided above, IT&S reserves the right to make changes in operating procedures, coding and naming conventions, hardware and network configurations and applications and systems programming. IT&S shall provide Customer with notice of such changes as far in advance as possible, but in no event less than thirty (30) days. Customer shall be responsible for, and bear the cost of, (i) coding and transmitting Customer Data to the Data Center, (ii) supervising the conversion of its financial data into a form that can be processed by IT&S in accordance with the foregoing, (iii) determining whether it has complied with applicable accounting practices, (iv) determining whether it has complied with applicable state and federal regulations governing financial reporting obligations, (v) verifying the accuracy of Customer Data generated by Customer if, in Customer’s sole discretion, it chooses to perform such verification and (vi) maintaining prudent internal controls of reports and Customer Data.
          (c) If Customer requests that IT&S correct or reprocess data files because of erroneous input data or output records, IT&S will use its reasonable best efforts to perform such correction and reprocessing. Customer shall use commercially reasonable efforts to request any correction or reprocessing within three business days after production of the reports. If correction or reprocessing is requested because of an error attributable to IT&S or the negligence of IT&S,

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
there shall be no charge for such rerun and IT&S shall perform such rerun within ten (10) business days unless the parties mutually agree that performing a rerun is impossible from a technical perspective, in which event IT&S shall promptly compensate Customer for any Qualifying Damages (as defined below) and correct any erroneous records without performing a rerun. In the event that the error is attributable to Customer’s erroneous input data or output records, IT&S will promptly determine whether it can perform the reprocessing and, if it can perform the reprocessing, will provide a reasonable cost estimate to Customer for such reprocessing services. Following mutual agreement on the cost, IT&S will perform the reprocessing services. If the parties are unable to agree on the cost for the reprocessing services, IT&S shall not perform such services. As used herein, “Qualifying Damages” means the direct and quantifiable damages incurred by Customer or any Contract Entity that result from an error attributable to IT&S hereunder (for example, the amount of an overpayment to an employee or vendor of Customer due to an error of IT&S or the amount of a vendor discount lost due to a delay in a payment processed by IT&S). For the avoidance of doubt, this subsection (a) is subject to the liability limits specified in Section 10 of this Agreement.
          (d) Customer shall pay IT&S on behalf of the Facilities, Affiliates and Contract Entities for the Services rendered and licenses granted in accordance with the terms and subject to the conditions contained herein and in the Schedules hereto. The prices set forth on Schedule B are subject to change as set forth in Sections 2(i) and (j) below. The monthly processing fees set forth in Schedule B and payable pursuant to subsection 2(g) below shall be the only fees and costs payable hereunder other than (i) amounts payable for travel under subsection (e) below, (ii) third party charges as detailed in Schedule B, (iii) interface development and deployment, which shall be charged in accordance with Schedule C, (iv) fees agreed upon in separate work orders signed by both Parties and (v) fees (if any) that become due under Section 3 below. Except as otherwise provided in Section 3(d), all third party costs due hereunder shall be allocated on an equitable basis among Customer, IT&S, all HCA Entities and all other customers of IT&S.
          (e) In the event that Customer makes a written request for the performance of on-site Services by IT&S, Customer shall pay the reasonable and customary travel expenses of IT&S personnel performing such Services for Customer, in accordance with IT&S’s standard business travel policies.
          (f) Unless otherwise provided herein, payment is due within thirty (30) days of the date of receipt of an invoice except to the extent that such amounts are the subject of a good faith dispute. Without limiting IT&S’s rights hereunder, any amounts not paid within thirty (30) days of the due date shall be subject to a late charge equal to the lesser of * percent (*%) per annum or the maximum amount allowed by applicable law; provided, however, that no late charge shall apply with respect to amounts reasonably disputed by Customer if written notice of such dispute is given to IT&S within fourteen (14) days of receipt of invoice; provided, however, that the interest on any disputed charges that are ultimately resolved against Customer shall accrue from the date payment would have otherwise been due. Disputes under this Section will be resolved pursuant to the procedure set forth in Section 12(f).
          (g) Customer’s processing fees are indicated in Schedule B and shall be charged with respect to each Facility, Affiliate and Contract Entity then designated by Customer

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
to receive the Services in accordance with the scope of Services then designated by Customer to be received by such entity pursuant to Section 2(a) above. If IT&S changes the manner in which the Services are performed (for example, by electing to use more expensive software), such changes shall not result in any additional fee, charge or cost hereunder except as set forth in Section 3 below.
          (h) Added/Divested Facilities. The parties acknowledge that Customer may add or divest Facilities from time to time during the Term of this Agreement.
                    (i) Divested Facilities. In the event that, during the Term of this Agreement, Customer divests any Facility or Affiliate that is then receiving any Systems or Services hereunder (each a “Divested Facility”), then in such event, Customer and the purchaser may elect to have the purchaser of such Divested Facility enter into a new agreement with IT&S for the provision of Services and Systems on the same terms as this Agreement (other than the Term), at which time this Agreement shall terminate with respect to such Divested Facility and the fees charged hereunder with respect to the Divested Facility shall no longer be charged. Customer’s Monthly Processing Fees shall be reduced beginning on the date of such Facility’s last use of the System hereunder. IT&S shall provide the Services and Systems to the purchaser of the Divested Facility pursuant to a separate agreement for up to twenty-four (24) months after the closing of the divestiture (with the duration to be determined at the purchaser’s option) at the same prices as would apply under this Agreement. IT&S shall also promptly enter into good faith negotiations with the purchaser of the Divested Facility for either a transition to another provider or a continuation of the Services and Systems after the term selected by the purchaser and shall propose to the purchaser a time period and fees for such transition or continuing services prior to closing of the divestiture. Any legal or other expenses reasonably incurred by IT&S in connection with actions taken in relation to Customer’s divestiture of a Facility shall be paid by Customer. As set forth in Article 2 above and for the avoidance of doubt, in the event the party acquiring a Divested Facility chooses not to assume the remaining portion of any contract term and/or financing, Customer shall pay IT&S all of its unamortized capital outlay and pre-issued discount related to such Divested Facility.
                    (ii) Added Facilities. In the event that, during the term of this Agreement, Customer acquires from a third party, or constructs, a hospital or health care provider establishment, such an establishment shall become a Facility and shall receive Services hereunder if and to the extent designated pursuant to Section 2(a). Any such new Facility shall be entitled to a discount of * percent (*%) on Monthly Processing Fees for Clinical Systems and Patient Accounting for the first six (6) full calendar months after go-live and a discount of * percent (*%) on Monthly Processing Fees for Clinical Systems and Patient Accounting for full calendar months seven through twelve after go-live. If the go-live occurs other than on the first day of the month, the Monthly Processing Fees will be prorated over the number of days remaining in the month and the discounts will be applied beginning with the first full calendar month after go-live (For example, a Facility with a go-live date of May 15 will be charged a prorated license fee for May 15-31, without a discount, and then have the * percent discount referenced above applied in June through November with the * percent discount applied in December through May). All new acquisitions shall be converted to the MCV and shall be entitled to a * percent (*%) reduction in system fees. If the new Facility has met the federal standards for “meaningful use” set forth in 45 C.F.R. 170 et seq. (“Meaningful Use Status”), then

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
Customer shall have up to three (3) years to convert such Facility to the MCV. If the Facility has not achieved Meaningful Use Status, the conversion to the MCV shall occur within eighteen (18) months of the acquisition closing date.
     The installation fees for the MCV are as follows:

Facility Annual Net Revenue	Applicable Fee
More than $*	$	*
Between $* to $*	$	*
Less than $*	$	*
     In addition to the foregoing, the following Facilities which are currently using the HMS/CPSI solution shall convert to the MCV as offered by IT&S between 2013 and 2015 on a schedule to be mutually agreed upon by the parties. The installation fees for the MCV for these existing Facilities shall be * dollars ($*) per Facility.
•	*

•	*

•	*

•	*

•	*
                    (i) No more than once annually and effective on January 1 during the Term, IT&S may increase the monthly processing fees charged pursuant to Schedule B by an amount equal to the lesser of * percent (*%) or the percentage increase in the Consumer Price Index for the Calculation Period immediately preceding the January 1 on which such change shall become effective. As used herein, the “Calculation Period” means the twelve month period beginning on July 1 and ending on June 30 of the year preceding the year for which the price increase shall become effective. Notice of any fee increase with respect to a Calculation Period must be received by Customer by August 1 immediately following the Calculation Period so that Customer may advise its Affiliates of the fee increase that will affect their budgets. For example, fees may be increased effective January 1, 2012 by an amount equal to the percentage increase in the Consumer Price Index for the Calculation Period beginning on July 1, 2010 and ending on June 30, 2011 if IT&S gives written notice of such increase to Customer by August 1, 2011.
                    (j) No more than once annually and effective on January 1 during the Term, IT&S may adjust the IT Services fees charged pursuant to Schedule B based on a review of Facility Net Revenue for the Calculation Period immediately preceding the January 1 on which such change shall become effective. As used herein, the “Calculation Period” means the twelve month period beginning on October 1 and ending on September 30 of the year preceding the year for which the price increase shall become effective. Notice of any fee adjustments with respect to a Calculation Period must be received by Customer by November 1 immediately following the Calculation Period so that Customer may advise its Affiliates of the fee adjustment that will affect their budgets. By way of example, fees may be adjusted effective January 1, 2012 by an amount equal to the Facility Net Revenue Tiers pursuant to Schedule B for the Calculation Period beginning on October 1, 2010 and ending on September 30, 2011 if IT&S gives written notice of such adjustments to Customer by November 1, 2011.
          (k) Customer is only obligated to pay invoices for maintenance and support fees billed within one hundred and twenty (120) days of agreed billing dates and is only obligated to pay out-of-pocket expenses that are billed within one hundred and twenty (120) days of the provision of such services.
          (l) To the best of IT&S’s knowledge, Schedule A lists all of the Software necessary for provision of the Services except as set forth in Schedule D and/or as required from time to time pursuant to Section 3.
     3. New Services and Systems; Updates.
          (a) Additional Services. From time to time, IT&S may offer to perform and Customer may request IT&S to perform certain new activities for Customer (similar to, but not included in the Services provided hereunder), which Customer may purchase in its discretion (the “Additional Services”). These Additional Services may require Customer to pay additional fees, purchase additional Equipment or Communications Lines or license additional software, all of which shall be disclosed by IT&S to Customer in writing when it proposes or responds to Customer’s request for Additional Services. Unless otherwise agreed in writing, any hourly charges for Additional Services shall not exceed the hourly amount that may be charged for professional services pursuant to Schedule C. IT&S shall respond to Customer’s request for Additional Services within ten (10) days after Customer’s written request. IT&S shall not reject any reasonable Customer request for Additional Services including, without limitation, transition services during the Wind-Down Period (which shall be provided pursuant to Section 11(e) below). Customer shall not be obligated to accept any Additional Services except to the extent that Customer authorizes IT&S in writing to perform the Additional Services.
          (b) Customizations. From time to time, Customer may request that IT&S create enhancements, improvements, or other changes to the Software Systems (each a “Customization”). A “Customization” may include, without limitation, a new feature or function which improves the operation, performance, or efficiency of the Software, Equipment or infrastructure standards. IT&S shall respond to Customer’s request for Customizations within ten (10) days after Customer’s written request. IT&S shall not reject any reasonable Customer request for Customizations. Fees for Customizations shall be agreed upon in advance and paid for by Customer consistent with the terms of this Agreement and any amendment, work order, or other similar document agreed upon by the Parties. Unless otherwise agreed in writing, any hourly charges for Customizations shall not exceed the hourly amount that may be charged for professional services set forth in Schedule C.
          (c) Updates.
          (1) From time to time IT&S may update the Third Party Software or provide updates received from the licensor for Third Party Software (a “Third Party Update”). As used herein, the term “Third Party Update” means any fix, change or modification which affects the operating performance or efficiency of the Third Party Software, but does not alter the basic functions that it performs. At the request of IT&S and at a mutually agreed time consistent with past practices (typically after all HCA Entities have implemented the Third Party Update), Customer will discontinue use of the then-current version of the Third Party Software and work with IT&S to implement and use the Third Party Update in accordance with the Documentation. In the event that Customer fails to use the Third Party Update as described herein, IT&S shall not be required to maintain or support the related third Party Software. Unless otherwise agreed by Customer in its sole discretion, IT&S shall not charge a fee to Customer for Third Party Updates, the implementation thereof (including any existing interfaces) or any related maintenance. Not in limitation of the foregoing, IT&S will use all commercially reasonable efforts to update the Software to meet the definition of an “EHR Module” as set forth in 45 C.F.R. 170.102 which has been tested and certified in accordance with the certification program established by the National Coordination for Health Information Technology as having met at least one certification criterion adopted by the Secretary of the U.S. Department of Health and Human Services. Customer acknowledges that IT&S will be dependent on certain Third Party Software suppliers to meet requirements of the American Recovery and Reinvestment Act (the “ARRA”). Customer further acknowledges that some of the requirements of the ARRA had not been created as of the Effective Time and that despite the fact that IT&S intends to make good faith efforts to comply with all requirements of the ARRA and its accompanying regulations, it cannot warrant compliance with standards that have not been set. Customer shall be responsible for implementing the Software and achieving user adoption.
          (2) From time to time IT&S may update the IT&S Software (an “IT&S Update”). As used herein, the term “IT&S Update” means any fix, change or modification which affects the operating performance or efficiency of the IT&S Software, but (A) does not alter the basic functions that it performs, (B) permits the IT&S Software to continue to function effectively in Customer’s distributed environment (i.e., does not require a centralized approach), (C) does not require significant changes in Customer’s business processes and (D) does not require significant expenditures by Customer for other software or additional Equipment or Communication Lines. At the request of IT&S and at a mutually agreed time consistent with past practices (typically after all HCA Entities have implemented the IT&S Update), Customer will discontinue use of the then-current version of the IT&S Software and work with IT&S to implement and use the IT&S Update in accordance with the Documentation. In the event that Customer fails to use the IT&S Software as described herein, IT&S shall not be required to maintain or support the related IT&S Software. Unless otherwise agreed by Customer in its sole discretion, IT&S shall not charge a fee to Customer for IT&S Updates, the implementation thereof (including any existing interfaces) or any related maintenance.
          (d) New Software. IT&S may, in its sole discretion, migrate to new Software (“New Software”) to replace any IT&S Software or Third Party Software which shall be offered to Customer by IT&S at a price to be determined as set forth below at the time of such offering; provided, however that the New Software (1) shall provide substantially all of the functionality as the Software that it replaces and (2) shall be suitable for use in Customer’s distributed environment and shall be implemented in a manner that permits it to function effectively in Customer’s distributed environment (i.e., shall not require a centralized approach).

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
          Notwithstanding anything to the contrary contained in this Agreement, IT&S shall make available to Customer any and all Software or other developments that are offered generally to other IT&S customers, including HCA Entities. Such Software and developments will be provided to Customer on the same schedule that they are provided to other IT&S customers, including HCA Entities. Notwithstanding the foregoing, IT&S shall have no obligation to provide Software or developments where such Software or developments are licensed from third parties who refuse, after good faith requests by IT&S, to allow such provision of their products.
          If Customer elects not to implement the New Software, IT&S shall continue to support the Software that it was intended to replace during the Section 3(d) Period (as defined below) with the fees and charges not to exceed the fees and charges determined in accordance with Schedule B this Agreement and Customer may elect to continue to use the old Software for some or all of the Section 3(d) Period. The Section 3(d) Period shall be the longer of (A) * (*) months after the initial notification to Customer by IT&S of its final decision to migrate to New Software or (B) * (*) months after all of the HCA Entities have fully implemented the New Software. Notwithstanding the foregoing, if the change to New Software is due to either the full discontinuation of support of any Third Party Software (without a migration path to a new version or replacement software that is both commercially reasonable and fits within IT&S’s strategic plan as documented in its annual plans and discussed in its quarterly meetings attended by a Customer representative) or the termination or non-renewal of any Third Party Software other than as a consequence of breach by IT&S (each a “Complete Sunset”), the Section 3(d) Period shall end when the vendor of such Third Party Software stops providing support for it or when the license terminates or expires. IT&S shall notify Customer as soon as IT&S knows of any Complete Sunset and shall assist Customer with transition as requested by Customer. The foregoing provisions shall not apply to Software provided by MEDITECH, Inc. In the event that IT&S migrates to New Software to replace such MEDITECH software, IT&S shall continue to support the MEDITECH software through the then-current term of this Agreement plus any Wind-Down period.
          Customer may also at any time elect to use software not provided by IT&S instead of the New Software regardless of whether it has elected to continue use of the old Software for some or all of the Section 3(d) Period. IT&S shall, if requested by Customer, provide Additional Services (for which additional amounts may be charged pursuant to Section 3(a)) to Customer to assist with the transition to such other software and/or interfaces between the Services provided by IT&S hereunder and the other software selected by IT&S for use instead of the New Software.
          Following initial notification to Customer by IT&S of its final decision to migrate to New Software, IT&S shall use all commercially reasonable efforts to provide the following information in order to facilitate Customer’s transition decision, which shall be provided to IT&S within twelve (12) months of such initial notification: (i) the functionality of the New Software compared to the Software that it shall replace, (ii) the migration process and required training, (iii) preservation of Customer Data created or maintained by the old Software and how such pre-existing Customer Data may be accessed by and used with the new Software, (iv) any possible adverse impact on the SLOs or SLAs then in effect and compliance with applicable laws and regulations, (v) any additional training, hardware, communications, software or data that will be required, including any increase in direct or indirect costs to Customer that may result from the change and (vi) all costs of use of the New Software (consistent with the following paragraph). Notwithstanding the foregoing, Customer may at any time during the Term elect to implement the New Software and the Parties shall then work together to develop a plan for implementation on a mutually agreed timetable.
          IT&S shall promptly update the information listed above if it changes in any material respect or if additional information is developed or obtained by IT&S that is different from or relevant to the information listed above in any material respect. The Parties agree to negotiate in good faith with respect to whether the Section 3(d) Period should be extended or other action should be taken in order to minimize any adverse consequences to Customer that resulted from Customer’s reliance on the information listed above that is subsequently changed, corrected or supplemented.
          The charges for the New Software shall not exceed the reasonable, documented and quantifiable cost of Customer’s use of the New Software to the extent that such cost is incremental above the cost that IT&S has incurred or will incur for use of the New Software by IT&S, all HCA Entities and all other customers of IT&S. For example, if the New Software is Third Party Software with license fees based on the number of users, the cost to Customer hereunder shall be only the additional license fees due with respect to the number of employees designated by Customer to use the New Software and other types of incremental costs, as applicable. In addition, the Base Fees otherwise due with respect to the functionality that the New Software replaces shall no longer be charged if Customer elects to implement the New Software. Unless otherwise agreed in writing, any charges for implementation of the New Software or related expenses shall not exceed the rates for professional services set forth on Schedule C.
          (e) IT&S shall give Customer written notice of any proposed change in the Software at or above the level of a material new release (including the proposed use of Third-Party Software instead of IT&S Software but not fixes and regulatory updates to any current Software) and any proposed new Services as soon as IT&S is aware of the proposed change or new Services and in no event shall such notice be given later than internal IT&S approval of the change or new Service. For purposes of this Section 3(e), a new release shall not be considered material if it is routine or if it does not change the functionality of the software or the manner in which it is used by a majority of the users. IT&S shall also provide the opportunity for Customer to send a Customer employee as a representative to IT&S strategic planning sessions at least as often as quarterly so that Customer can stay abreast of and provide input on proposed changes to the existing Systems and review plans for new Systems.
     4. Software and Wide Area Network; Prohibited Uses.
          (a) The use of the IT&S Wide Area Network is expressly restricted to accessing the Software, Customer Data and Services provided by IT&S in the manner described in the Documentation. IT&S represents and warrants and Customer acknowledges that the Wide Area Network provided by IT&S to support Customer’s operation is proprietary. Customer and IT&S shall each comply with the Documentation, which describes the responsibilities and duties of IT&S and the Customer in respect of the Wide Area Network. Customer shall not reverse engineer the Wide Area Network in order to obtain access to proprietary data or for any other purpose not specifically authorized herein.
Customer shall not perform any of the following activities or any other activities not conforming to the stated use of the Wide Area Network and agrees to provide reasonable notification to employees at the Facilities that they shall not:
•	Place any equipment on the Wide Area Network for the purpose of recording IT&S electronic communications or deciphering the content and structure of IT&S electronic communications;

•	Access any piece or segment of the IT&S Wide Area Network of computing infrastructure via any telecommunications utility, for example, without limitation, Telnet and TCP/IP, other than as specified in the Documentation; or

•	Take any other action which would have the effect of impeding or prohibiting normal operation of the Wide Area Network.
In addition to the foregoing, Customer will obtain approval from IT&S prior to adding any additional equipment or connections to the Wide Area Network, which approval shall not be unreasonably withheld, conditioned or delayed.
•	Customer acknowledges and agrees that access to the IT&S Wide Area Network may be temporarily terminated at IT&S’s sole discretion (with notice to Customer) under the following circumstances:

•	Customer engages in unauthorized use of the Wide Area Network as indicated in this Agreement;

•	A Customer site generates a condition that interferes with the normal operation of the Wide Area Network, for example, without limitation, a hardware problem generating excessive network traffic or conflicting IP addresses are added to the network; or

•	A non-Customer site generates a condition that interferes with the normal operation of the Wide Area Network and a Customer site is taken down as part of the process of identifying and remediating the problem.
With respect to any event caused other than by a malicious act of Customer or by unauthorized use of the Wide Area Network at a Customer Facility, IT&S will use its reasonable best efforts to ensure that access to the Wide Area Network is restored in a timely manner. With respect to any event caused by a malicious act or the unauthorized use of the Wide Area Network, access will be restored to the specific area in which the malicious act of the unauthorized use occurred when IT&S has received reasonable assurance from Customer that repeat acts or unauthorized use will not occur, but all access will be restored to all other areas as if the event had been caused by another type of event. IT&S will determine assurance in its reasonable discretion, recognizing that an interruption in service is likely to cause substantial harm.

          (b) Subject to the terms in each of the licenses for Third-Party Software granted to IT&S and as set forth elsewhere in this Agreement, IT&S grants to Customer, for the Term of this Agreement, a non-transferable, non-exclusive license to use the Software as contemplated in this Agreement. In this context, “use” includes use by Customer, its Facilities, Contract Entities and/or Affiliates and medical service providers accessing directly or remotely the Software in the manner permitted by such Software and the Documentation.
          (c) Customer shall have no rights to the Software or to information (other than Customer Data) obtained from the Wide Area Network or the Atlas System not expressly granted under this Agreement. Without limiting the generality of the foregoing, Customer shall have no right to (i) alter the Software, (ii) create derivative works, (iii) distribute or sublicense the Software copies to third parties, (iv) incorporate additional software into the Software at the operating system or any other level, (v) incorporate the Software into any publicly available data base or (vi) reproduce the Software without IT&S’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, at Customer’s reasonable request, IT&S will work with Customer and Customer’s contractors from time to time to add software which will load or extract data from the Software and/or supplement the MEDITECH software (for example, to add the Iatric interface to provide information from the System to the electronic medical record).
          (d) Nothing herein shall be deemed to grant to Customer any ownership interest in the Software.
          (e) Customer shall not use the Software for any purpose other than as specifically permitted by this Agreement. Customer shall not alter or delete any copyright or other proprietary notices in the Software.
          (f) Customer shall have the right to copy Documentation to support use of the Software.
     5. Equipment, Installation.
          (a) If Customer purchases and installs Equipment (other than Equipment currently installed at each Facility and Contract Entity as of the date hereof), then Customer shall comply with the parameters set forth below and the installation guidelines in the Documentation. IT&S shall be fully responsible for the Communication Lines and the Wide Area Network. Selection of the most appropriate installation site for any additional Equipment within the Facility is Customer’s responsibility. At Customer’s request, IT&S will assist Customer in identifying installation sites, provided that in giving such assistance, IT&S makes no representation that any installation site is the appropriate site for Equipment. Proper installation may require the removal of walls or other alterations to the premises. Customer shall be responsible for any costs incurred in modifying the premises to accommodate the installation of any Equipment. Any damage to Customer’s Equipment and Software resulting from inadequate or incomplete site preparation for Equipment may not be covered by applicable maintenance agreements.

          (b) With respect to any purchases and installations of new Equipment and Communication Lines, Customer shall perform the following to ensure adequate site preparation:
     (1) When reasonably required by IT&S, provide the IT&S representative with appropriate drawings indicating:
     i. the location and lay-out of the installation site;
     ii. the location of existing and proposed site wiring (power and communications) and the paths and lengths thereof; and
     iii. the location of other equipment capable of generating electrical noise, electromagnetic interference, heat, etc.;
     (2) Make alterations to the premises as reasonably necessary to meet wiring and other site requirements;
     (3) Provide and install all communication cables, wall jacks, special connectors and associated hardware;
     (4) Install all necessary power distribution boxes, conduits, grounds, lightening protection and associated hardware;
     (5) Install all required auxiliary power protection and air conditioning;
     (6) Provide reasonably required storage or service areas;
     (7) Use commercially reasonable efforts to ensure the environmental requirements of the Equipment are met;
     (8) Provide floor coverings and environmental systems that reasonably control static electricity build-up and discharge; and
     (9) Comply with all applicable federal, state and municipal laws, codes and regulations (including, without limitation, electrical, building, safety and health laws) with respect to activities to be performed hereunder by Customer.
     Clauses (1) through (9) above set forth only the minimum standards, are not intended to be comprehensive and do not modify the obligations of Customer to follow the reasonable instructions and recommendations of IT&S relating to the use of the Software and the Systems.
     In performing its obligations with respect to Communications Lines and the Wide Area Network, IT&S shall act in accordance with the warranties set forth in this Agreement and shall comply with all applicable federal, state and municipal laws, codes and regulations (including, without limitation, electrical, building, safety and health laws) with respect to activities to be performed hereunder by IT&S. During the Term, IT&S shall maintain workers’ compensation insurance as required by law for its personnel and such general comprehensive liability insurance and other insurance as Customer may reasonably request.
     IT&S shall not ask Customer to purchase any additional Equipment or replace any current Equipment unless such additional or replacement items are appropriate for the usage and environment of Customer, which may be significantly different from that of other entities for which IT&S provides information technology services. Customer acknowledges that if it elects not to purchase or replace Equipment as requested by IT&S, Customer shall not hold IT&S responsible for any loss of functionality or performance to the extent that such loss of functionality or performance is caused by the failure to purchase or replace Equipment as requested by IT&S.
     6. Maintenance and Support Services.
          (a) IT&S shall provide maintenance services for the Equipment through IT&S’s third-party maintenance providers and the IT&S Depot Maintenance as set forth in the Schedules to this Agreement. Customer shall have the right to use an alternative Equipment maintenance provider, provided that at least sixty (60) days’ prior written notice is given to IT&S and IT&S, in its reasonable discretion, approves such proposed alternative Equipment maintenance provider. In such cases, responsibility for vendor performance and system availability delivered via this Equipment will transfer solely to Customer.
          (b) Subject to availability, IT&S will provide additional on-site installation support to Customer at IT&S’s hourly rates in effect under this Agreement. In exchange for the fees set forth in Schedule B hereto, IT&S will provide customer assistance through its customer support center in a manner consistent with that provided to HCA Entities that receive similar services and Schedule F.
          (c) IT&S shall not be required to provide maintenance or support Services to any portion of the Software that has been altered by Customer (without the prior written approval of IT&S or as permitted under this Agreement or the Documentation) if such alteration adversely affects IT&S’s ability to provide such Services, as determined by IT&S in its reasonable discretion.
          (d) Customer may utilize other vendors of computer systems requiring interface with the Systems provided hereunder and, upon prior written notice to and approval by IT&S (which approval will not be unreasonably withheld, conditioned or delayed), IT&S shall cooperate with such vendors or Customer in the development and maintenance of necessary interfaces with the Systems, provided that nothing herein shall require IT&S to provide programming support in respect of such interfaces. IT&S will work with a third party vendor selected by Customer to supply, implement and test any IT&S existing interface transactions on a time and materials basis. Where feasible, IT&S will also adapt existing interfaces to add existing accessible data elements to transactions on a time and materials basis. IT&S will review data elements that do not exist on IT&S systems for potential additions on a time and materials basis but retains the right to reject such additions in its sole discretion. All costs and expenses incurred by IT&S pursuant to this paragraph shall be reimbursed by Customer at the IT&S billing rates in effect under this agreement for time and materials. Except as provided in this paragraph, IT&S shall have no obligation to provide Services for systems provided by a person other than IT&S or a vendor preferred by IT&S. All such Services shall be Customer’s responsibility and at Customer’s cost.
          (e) The provision of Services may result in the disclosure to IT&S of third-party confidential or proprietary information in possession of Customer and in which IT&S has no rights. Customer shall indemnify and hold harmless IT&S from the failure of Customer to obtain any third-party consents that may be required so that IT&S may provide the Services so long as IT&S has signed and acted in accordance with any non-disclosure agreements reasonably requested by Customer.
          (f) In the event Customer requires services beyond those provided in this Agreement, or as a result of Customer’s use of Software or Systems other than in conformity with applicable specifications, then to the extent that IT&S agrees to provide additional services, the services shall be provided at the rates then in effect under this Agreement.
          (g) IT&S agrees to make its Wide Area Network available to Customer for access and use by Customer and by the Facilities, Contract Entities and Affiliates of Customer that Customer may designate from time to time. IT&S agrees to make the Information Systems portion of Atlas System available to Customer for access by Customer, Facilities, Contract Entities and Affiliates of Customer in a manner consistent with the use under the Previous Agreements. Customer agrees that any information obtained by a Customer, Facility, Contract Entity or an Affiliate of Customer from the Atlas System, to the extent such information is not otherwise publicly available, will not be disclosed to third parties or used other than as required in the operation of Customer, the Facility, the Contract Entity or the Affiliate of Customer.
          (h) IT&S has provided Customer with a copy of its current disaster recovery plan. IT&S shall maintain a commercially reasonable disaster recovery plan in effect with respect to the Services throughout the Term and shall give Customer written notice from time to time of the individual named as disaster recovery administrator to manage the plan. IT&S shall promptly advise and provide to Customer copies of any material changes in the disaster recovery plan. The purpose of the disaster recovery plan will be to provide a cost-effective means to reduce the amount of the time required to restore the Services and system functionality in the event of a catastrophic failure at a single data center versus completely rebuilding the computing infrastructure and to satisfy the requirements of the HIPAA Rules. The plan will be periodically tested, and the results made available to Customer upon request. Upon Customer’s reasonable advance request, such testing will include one or more Facilities at mutually agreed dates and times, consistent with the operational needs, plans and abilities of both parties. The results of disaster recovery plan testing with respect to any Facility will be promptly provided to Customer. If the disaster recovery plan is implemented, IT&S shall not give priority or other preferential treatment to any HCA Entity or any other customer of IT&S but shall implement the disaster recovery plan on the same basis with respect to those entities, Customer, Affiliates of Customer, Contract Entities and Facilities that receive Services hereunder.
          IT&S shall allow Customer to designate one employee of Customer to attend the periodic IT&S meetings at which it reviews the disaster recovery plan and the results of testing.

IT&S shall provide Customer with reasonable advance written notice of such meetings and allow the designated Customer employee to participate by conference call at Customer’s request.
     7. Customer Linkage, Meetings, Strategic Planning and SLAs. The IT&S Account Executive (“AE”) will continue to support the Customer locally and provide account management services. IT&S shall use commercially reasonable efforts to minimize changes in the person assigned as AE. IT&S shall replace the AE at the request of Customer for any reason identified by Customer that is not in violation of applicable law.
     The AE and Customer will conduct a joint effort to define overall Customer objectives and develop an information technology plan whereby IT&S can assist in meeting these objectives. This process will allow for long-range planning and budgeting for system growth, system requirements and resource planning to meet stated objectives. IT&S shall continue to cooperate and work with Customer to address confidentiality, security and privilege requirements, to satisfy the need to produce electronically stored information that is generated, transferred or maintained using the Services and to help implement such strategies and procedures as Customer may adopt from time to time to more effectively address its information management needs.
     IT&S and Customer have defined non-binding Service Level Objectives (“SLOs”) to serve as a benchmark for IT&S and Customer to periodically assess together the functioning and satisfaction level derived from the outsourcing relationship. SLOs are further defined in Schedule F. It is understood that the definition of the SLOs may be changed over time as mutually agreed by the parties. Customer and IT&S agree to comply with their respective responsibilities as set forth in Schedule F.
     IT&S shall provide monthly reports to Customer describing the actual performance with respect to each SLO and the difference between such actual performance and the standard set forth in Schedule F with respect to the performance of IT&S with respect to each of (i) Customer, (ii) all HCA Entities and (iii) in the aggregate, all other customers of IT&S that receive services that are reasonably similar to some or all of the Services. The monthly reports shall be provided to Customer within fifteen (15) days after the end of each calendar month and shall provide a reasonably detailed explanation of the reason for any shortfall in actual performance of each SLO for Customer and the action that needs to be taken to eliminate such shortfall.
     The Parties shall each participate in quarterly meetings to discuss (a) strategic planning, (b) the monthly SLO reports and whether the SLOs should be revised, (c) after SLAs are established as described below, the monthly SLA reports and whether the SLAs should be revised and (d) any and all other issues that Customer may raise with respect to the subject matter of this Agreement.
     Within twelve (12) months after the date hereof and every twelve (12) months thereafter, the Parties shall determine a minimum level of performance (the “Service Level Agreements” or “SLAs”) that shall be required for the remainder of the Term with respect to levels of service hereunder (instead of the SLOs) and shall be set forth in a Schedule to this Agreement.

     The Schedule describing the SLAs shall set forth each activity to be measured, the level to be achieved, the frequency with which each SLA shall be measured and reported to Customer, the monetary credit Customer shall receive against a future payment due to IT&S if the SLA is not achieved in the relevant period and the circumstances of any earnback. In establishing the SLAs, the Parties may consider the SLOs and SLA’s used during the preceding twelve (12) months by Customer, HCA Entities and other customers of IT&S, requirements of applicable law and incentives and requirements of payors.
     If the Parties fail to agree on the SLAs by the dates set forth above, the failure to agree shall be deemed a dispute and shall be subject to the dispute resolution procedures under Section 12(f) below. When the initial and subsequent SLAs are agreed upon, the Parties shall promptly enter into an amendment to this Agreement to the extent reasonably necessary to document that such SLAs have been agreed upon and to provide that they shall be reported and reviewed instead of the SLOs or any previous SLAs. The amendment shall also provide that the amount of any performance credits due with respect to any SLA shall be paid within thirty (30) days after they are determinable if it is unlikely that there will be future payments due to IT&S hereunder against which such amounts may be credited in full. The SLAs agreed upon may measure different and additional aspects of performance than were previously measured as SLOs.
     The repeated or chronic failure of IT&S to perform in accordance with one or more SLAs shall constitute a breach of this Agreement which shall give Customer the right to terminate this Agreement and avail itself of any other rights and remedies under this Agreement and/or applicable law if the failure continues for more than the thirty day cure period set forth in Section 11(c).
     IT&S has implemented and shall continue to utilize shared resource planning and a revised customer service/support model as discussed with Customer and summarized on Schedule E. Customer’s priorities shall be considered by IT&S and its parent organization when they are prioritizing strategic objectives for information technology.
     8. Confidentiality; Proprietary Rights.
          Notwithstanding the following or any other provision of this Agreement, the Business Associate Agreement shall take precedence over and supersede this Section 8 and any other provision of this Agreement to the extent of any conflict or inconsistency between the terms of the Business Associate Agreement and the terms of this Agreement.
          (a) As between IT&S and Customer, any and all PHI, data, e-mails, information, reports and materials of or relating to Customer, any of its Facilities, Contract Entities or Affiliates or any of their patients stored by IT&S, transmitted by IT&S or generated by IT&S (except as provided below) in the course of performing the Services and all portions, versions (whether de-identified or not), compilations or aggregations thereof (collectively, “Customer Data”) are and shall remain the sole and exclusive property of Customer; provided, however, that all e-mails, reports and other materials that IT&S generates solely for its internal purposes in connection with performing its obligations hereunder or administering this Agreement shall not be considered “Customer Data”. IT&S shall have the right to use the Operational Customer Data (as defined below) as reasonably necessary to perform Services hereunder and to document its overall disaster recovery planning and other compliance activities. As used herein, “Operational Customer Data” means any Customer Data regarding the Services and Systems that are included in records of IT&S maintained in the ordinary course of its business, such as statistics regarding SLOs and the results of any disaster recovery testing involving Customer Facilities. IT&S shall provide all Customer Data (or portions thereof) to Customer as soon as practicable, but no later than thirty (30) days of the receipt of Customer’s request for such data or materials; provided, however, that IT&S may retain a copy of the Operational Customer Data (subject to the confidentiality provisions of this Agreement and the Business Associate Agreement) solely for compliance with applicable laws and regulations and resolution of any dispute arising under this Agreement until the applicable limitations period has expired, at which time IT&S shall, at Customer’s request, either return all of the Operational Customer Data to Customer or certify in writing to Customer that all of it has been destroyed. Notwithstanding the foregoing, (i) IT&S shall maintain copies of Customer Data for such periods of time as are required under this Agreement and for such other periods of time as IT&S, in its sole discretion, shall deem to be advisable.
          (b) IT&S warrants that it will retain all information belonging to Customer in confidence and will neither use it nor disclose it to anyone without the prior written consent of Customer. Notwithstanding the foregoing, to the extent that IT&S is requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information required to be kept confidential pursuant to this Section 8, IT&S agrees to maintain the confidentiality of such information and to provide prompt notice to Customer, so that Customer may seek an appropriate protective order or waive compliance by IT&S with this Section 8. If, in the absence of a protective order or the receipt of a waiver by Customer hereunder, IT&S is, nonetheless, in the reasonable written opinion of counsel, legally required to disclose such information, IT&S may disclose such information, and IT&S shall not be liable pursuant to this Section 8; provided, that (i) IT&S shall furnish only that portion of the information which it is advised by counsel to disclose and (ii) IT&S shall exercise its reasonable efforts to obtain assurance that confidential treatment will be accorded to the disclosed portion of the information. Moreover, nothing in this Agreement shall prevent IT&S from disclosing confidential information in any proceeding in which it is in an adversarial position to Customer.
          (c) IT&S will provide, and Customer agrees to comply with, reasonable security measures and procedures designed to (i) limit access to the Software and Customer Data to authorized personnel and (ii) minimize the possibility of unauthorized access. IT&S reserves the right to issue and change security procedures from time to time with notice to Customer, including passwords and user identification numbers, which may require acquisition and installation of additional applications, tools and/or equipment at Customer cost. Customer shall be responsible for safeguarding and controlling the use of passwords and user identification numbers assigned by IT&S.
          (d) During the Term of this Agreement and thereafter, Customer shall keep confidential all information pertaining to the use or operation of the Software, disclosing such information only to those persons who need to have such information in order to utilize the Systems. Each party shall promptly inform the other of any suit or action instituted against it based upon a claim that the Software, Services or any portion thereof misappropriates or infringes a patent, copyright, trade secret or other proprietary right of a third party.
          (e) The Software may include proprietary and copyrighted data or programs of third parties. Such data and programs are supplied to Customer pursuant to express authority of such third parties in licenses and agreements with IT&S.
          (f) IT&S understands that Customer may from time to time evaluate how information is accessed, stored and transmitted using the Services with respect to a variety of legal requirements, including confidentiality, privilege and searchability. As part of the Services. IT&S shall work with client to implement such changes as Customer may reasonably request from time to time in order to better satisfy these needs.
     9. Warranties. Subject to the limitations of this section and Section 10 hereof and subject to such limitations as are expressly provided elsewhere in this Agreement, IT&S represents and warrants that:
          (a) The Services provided by it hereunder shall be performed, in all material respects, in a professional, timely and workmanlike manner and shall be as described in this Agreement, the Documentation and the Schedules hereto. Without limitation of the foregoing, the Services shall be of a quality and timeliness at least equal to (i) comparable services provided by IT&S to HCA Entities and/or its other customers during the Term of this Agreement and (ii) comparable services previously provided by IT&S under the Previous Agreements except to the extent that changes are made during the Term pursuant to Section 3 or other provisions of this Agreement that adversely affect the quality and timeliness of the Services.
          (b) IT&S has the legal right to license or sublicense to Customer the Software and to perform the Services. IT&S makes no warranties of any kind in connection with the services provided by any telephone company. IT&S makes no warranties of any kind with respect to the Equipment. Customer must look solely to the manufacturer of such Equipment for any warranties relating thereto.
          (c) IT&S owns all right, title and interest in and to the Software, Documentation and other proprietary material provided under this Agreement, or otherwise has the right to grant to Customer the license to use same as set forth in this Agreement without violating, misappropriating or infringing upon any rights of any third party and without breach of any third-party license to IT&S.
          (d) In the event of any actual or threatened suit by any third party based on an alleged violation, infringement, misappropriation or breach by IT&S of the rights of any third party, IT&S shall use all commercially reasonable efforts to ensure that Customer may continue use of the Software and the Documentation in accordance with this Agreement.
          (e) The Software shall perform in accordance with the Documentation; provided, however, if a Customer makes an unauthorized modification to the Software, then this warranty shall not apply to the extent that the problem was caused by the unauthorized modification.

          (f) Each of IT&S’s employees, agents or representatives assigned to perform services hereunder shall have the proper skill, training and background so as to be able to perform in a competent and professional manner and all work will be so performed in a manner compatible with Customer’s business operations at its premises.
          (g) The Software provided under this Agreement, at the time it is supplied and throughout the Term hereof, be completely free of any virus, rouge program, time bomb, turn off instruction, or any other device however characterized that is potentially damaging to the Software, materials provided, other programs, data, computer hardware, computer software, telecommunications equipment or any other material or device in any manner whatsoever (collectively, “Malicious Code”). Throughout the Term of this Agreement, IT&S shall use commercially reasonable efforts to check the Software for Malicious Code and take appropriate action to prevent the propagation of Malicious Code in connection with the Services.
          (h) Customer is not an alpha or a beta site for the Software and will not be for any new services unless the prior written consent of Customer’s Chief Information Officer or Chief Executive Officer is obtained. Notwithstanding the foregoing, Customer acknowledges and hereby grants consent for one or more of the Facilities to be an alpha or beta site for the installation of the MCV upon mutual agreement of the Parties as to the selection and timing of such installation.
          (i) The average service levels (as measured by the SLOs or SLAs then in effect) with respect to the Services provided in any calendar quarter during the Term of this Agreement (including the Wind-Down Period) shall not be less than the service levels for the comparable SLOs or SLAs and services rendered to any HCA Entity that receives services from IT&S during the same calendar quarter.
          (j) The Documentation accurately reflects the functionality of the Services and the security policies and procedures as of the Effective Time and shall be promptly updated by IT&S during the Term of this Agreement to reflect any changes in the Services. The Documentation shall be complete and of a quality which shall enable a trained user to utilize the Services as contemplated by this Agreement. IT&S shall make the Documentation available on the Atlas System to the same extent that it is made available to HCA Entities and other customers of IT&S. IT&S shall give Customer advance notice of any material changes in the Documentation with respect to new releases and any material changes in the security policies and procedures included therein. Changes in Documentation shall not adversely affect the scope of the warranty set forth in Section 9(a) above except for changes in Documentation that are made to reflect changes made in the Software pursuant to Section 3 above.
          (k) The Services include data backup, disaster recovery and other functionality sufficient to enable Customer to satisfy the HIPAA Rules with respect to privacy and security.
          (l) Prior to expiration of the license for the Software, IT&S shall use commercially reasonable efforts to either renew or extend said license or enter into a license for functionally comparable alternative software.

     IT&S shall use commercially reasonable efforts to develop modifications to the System to comply with changes in United States federal, state and local regulatory requirements. Such regulatory modifications will be developed at no charge for those locations where HCA Entities are situated. In the event the regulatory change occurs in a location where there are no HCA Entities but there are other IT&S customers, IT&S shall use all commercially reasonable efforts to modify the System on a “Fair Share Basis.” As used herein, “Fair Share Basis” means all charges will be incurred on a time and materials basis with costs divided among all of the Customer Facilities and other customers affected by a given modification, determined by the relative number of beds at such entities. In the event the regulatory change occurs in a location where there are no HCA Entities or other IT&S customers, then upon Customer’s request, IT&S shall enter into good faith negotiations with Customer to establish fees and schedules for complying with such regulatory modifications.
     THE FOREGOING WARRANTIES ARE THE EXCLUSIVE WARRANTIES UNDER THIS AGREEMENT AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE EXPRESS WARRANTIES AND COVENANTS HEREIN, CUSTOMER EXPRESSLY WAIVES AND SHALL NOT MAKE ANY CLAIM OF ANY KIND AGAINST IT&S ARISING OUT OF THE FAILURE OF PERFORMANCE OF ANY PIECE OF EQUIPMENT, OF IT&S SOFTWARE OR THIRD-PARTY SOFTWARE, OR ARISING OUT OF THE BREACH OF ANY WARRANTY PROVIDED BY THE MANUFACTURER OF SAID EQUIPMENT. IT&S SHALL PASS THROUGH TO CUSTOMER THE BENEFITS OF ANY EXPRESS WARRANTIES RELATING TO THE EQUIPMENT, AND SHALL ASSIST CUSTOMER WITH ANY SUCH WARRANTY CLAIMS.
     10. Limitation of Liability.
          (a) Neither Party shall be liable to the other for any failure or delay in the performance of its obligations under this Agreement if such failure or delay arises out of a cause beyond the reasonable control of such party; provided, however, that the foregoing shall not apply to IT&S if IT&S has failed to promptly and successfully implement its disaster recovery plans as represented to Customer herein and such failure or delay in performance would have been avoided or reduced by such implementation. Such causes beyond the reasonable control of a Party may include, without limitation, acts of God, a public enemy, civil or military authority, fires or other catastrophes, delays in transportation, riots or war. Failure to comply with the terms of this Agreement or the Documentation may result in serious damage to Customer’s Equipment, Software and Facilities. IT&S shall have no liability for damage to the extent that it resulted from Customer’s failure to comply with the terms of this Agreement or the Documentation provided by IT&S to Customer.
          Should the Software and/or the Services hereunder be made the subject of any claim alleging misappropriation or infringement of any patent, copyright, trade secret, trademark or other intellectual property rights of any third person, IT&S’s sole liability shall be, at its option, to procure the right to use the Software and provide the Services free of such liability or to replace or modify the Software and the Services to make them non-infringing or not use the alleged misappropriated intellectual property while maintaining equivalent functionality and to not charge Customer for the cost of any necessary training and interfaces necessary for transition to such non-infringing Software and/or Services. No person providing data or programs in the Software shall be deemed thereby to be engaging in the practice of medicine or dispensing medical services.
     IN THE EVENT OF DELAYS, ERRORS OR OMISSIONS IN PROCESSING OR IN PROVIDING OR FAILING TO PROVIDE ANY OTHER SERVICES PROVIDED BY IT&S HEREUNDER, IT&S SHALL USE ITS REASONABLE BEST EFFORTS TO CORRECT SUCH ERRORS OR OMISSIONS, TO MAKE SUCH SERVICES AVAILABLE AND/OR RESUME PERFORMING SUCH SERVICES AS PROMPTLY AS REASONABLY PRACTICABLE AND AT NO ADDITIONAL CHARGE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (COLLECTIVELY, “INDIRECT DAMAGES”) ARISING OUT OF THE PERFORMANCE OR BREACH OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, OR ANY INDIRECT DAMAGES ARISING WITH RESPECT TO A LOSS OF DATA OR BUSINESS INTERRUPTION. THE FOREGOING SHALL NOT AFFECT ANY LIABILITY FOR DIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH A LOSS OF DATA OR BUSINESS INTERRUPTION.
     EXCEPT AS PROVIDED BELOW, EACH PARTY’S LIABILITY TO THE OTHER FOR ANY OTHER DAMAGES CAUSED BY OR RESULTING FROM THE PERFORMANCE OR BREACH OF THIS AGREEMENT, WHETHER IN TORT, CONTRACT OR OTHERWISE, SHALL BE LIMITED IN EACH CASE TO AN AMOUNT EQUAL TO THE FEES PAID HEREUNDER DURING THE PRECEDING TWELVE(12) MONTHS (INCLUDING, IF THIS AGREEMENT HAS THEN BEEN IN EFFECT FOR LESS THAN TWELVE(12) MONTHS, AMOUNTS PAID IN THE MOST RECENT TWELVE(12) MONTHS UNDER THE PREVIOUS AGREEMENTS AS IF THEY HAD BEEN PAID HEREUNDER). AT CUSTOMER’S OPTION, ANY SUCH AMOUNTS SHALL EITHER BE APPLIED AS A CREDIT AGAINST FUTURE FEES HEREUNDER OR IT&S SHALL PAY SUCH AMOUNT TO CUSTOMER WITHIN THIRTY (30) DAYS AFTER WRITTEN NOTICE FROM CUSTOMER.
          (b) Notwithstanding the foregoing, the limitations of liability shall not apply to (i) the indemnification obligations set forth in this Section 10, (ii) breach of the confidentiality provisions set forth in Section 8 hereof or (iii) any act or omission that constitutes fraud, willful or wanton misconduct, gross negligence or other egregious conduct.
          (c) Customer shall indemnify and hold harmless IT&S from and against any loss, damage or liabilities (including, without limitation, attorneys’ fees) resulting from claims, actions or lawsuits (“Losses”) asserted by or on behalf of third parties or which result from governmental action or are otherwise asserted against IT&S only to the extent that such Losses are determined by a judgment of a court that is binding, final and not subject to review on appeal to have resulted primarily from Customer’s fraud, willful misconduct, negligence or breach of the confidentiality provisions set forth in Section 8 hereof. IT&S will indemnify and hold harmless Customer from and against any Losses asserted by or on behalf of third parties or which result from governmental action or are otherwise asserted against Customer only to the extent that such Losses are determined by a judgment of a court that is binding, final and not subject to review on appeal to have resulted primarily from IT&S’s fraud, willful misconduct, negligence or breach of the confidentiality provisions set forth in Section 8 hereof or any breach of the Business Associate Agreement.
     11. Term; Termination; Breach.
          (a) This Agreement shall become effective at the Effective Time and shall continue during the Term, unless earlier terminated pursuant to the provisions of this Section 11, in which event this Agreement shall terminate upon the effective date of termination, as described in paragraph (b) below. The Previous Agreements shall automatically terminate immediately prior to the Effective Time, provided, however, that such termination shall not affect the respective rights and responsibilities of the parties to the Previous Agreements to the extent that they arose prior to such termination and are not affected by this Agreement.
          (b) This Agreement, and the Services and Systems provided hereunder, may be terminated prior to the expiration of the Term only as follows:
     (1) by either Party with cause (if not cured within the cure period after notice as described in paragraph (c) below), by the giving of written notice by either party, in which event such termination shall be effective sixty (60) days after the giving of such notice;
     (2) by either Party in the event that the non-terminating Party files a proceeding, or has an order for relief entered with respect to it, under any federal or state bankruptcy laws now or hereafter in effect, by the giving of written notice by the other Party, in which event such termination shall be effective sixty (60) days after the giving of such notice;
     (3) by Customer upon written notice to IT&S in the event of a Change of Control of Customer pursuant to Section 11 (g) below; or
     (4) by either Party if it elects to not renew this Agreement in accordance with Section 11 (d) below.
          (c) In the event of a breach of any obligation or covenant under this Agreement by Customer or IT&S, other than the obligation to pay money (other than payments disputed by Customer or IT&S in good faith), the party not in breach may give the party in breach written notice of the specifics of the breach and the party in breach shall have thirty (30) days (the “Cure Period”) in which to cure such breach or cause the breach to be cured. If the breach is not cured, or waived by the non-breaching party, within the Cure Period, then the non-breaching party shall be entitled to pursue any remedies it may have by reason of such breach. The non-breaching party’s remedy with respect to any breach which is not cured or waived within the Cure Period shall include, without limitation, terminating this Agreement with cause and/or commencing legal action against the other party for damages related to such breach. Failure to terminate this Agreement shall not serve to waive any breach hereof. If either party commences legal action alleging any breach of this Agreement, the non-prevailing party shall pay all costs and reasonable attorneys’ fees incurred by the prevailing party in connection therewith.
          (d) This Agreement shall automatically renew for successive additional twelve (12) month terms, unless Customer notifies IT&S of its intention not to renew at least one hundred and eighty (180) days prior to the expiration of the Initial Term or any renewal term or unless IT&S notifies Customer of its intention not to renew at least twelve (12) months prior to the expiration of the Initial Term or any renewal term. Such renewals shall be for the fees and prices then in effect for IT&S’s services or such other amounts as the parties may negotiate, but in no event less than the total fees charged by IT&S to Customer during the preceding twelve (12) months.
          (e) If Services will no longer be provided under this Agreement due to the expiration of this Agreement, either Party’s decision not to renew or termination under any other circumstances, Customer shall within sixty (60) days after it has given or received notice of the non-renewal or termination, specify in writing the period of time that Customer estimates will be necessary to complete the de-installation of the Services and Systems and transition to another information technology system (such period not to extend more than thirty-six (36) months after the expiration of the Initial Term or the then current renewal term). The period commencing after the expiration of the Initial Term or the then current renewal term and ending on the date determined above may be referred to as the “Wind-Down Period.” If Customer fails to specify the Wind-Down Period as provided herein, the Wind-Down Period shall be twenty-four (24) months, unless otherwise agreed. Customer shall have the right to immediately begin an orderly de-installation of the Services and the Systems as set forth herein; provided, however, that such a de-installation shall not otherwise relieve Customer and IT&S of their respective obligations stated elsewhere in this Agreement. IT&S shall, to the extent requested by Customer during the Wind-Down Period, continue to provide all Services hereunder and shall provide (as Additional Services) reasonable assistance to Customer to transition to another service provider or to provide the services itself.
          (f) During the Wind-Down Period, the parties will establish and implement a mutually acceptable de-installation plan, having due regard for the cost and quantity of Services provided by IT&S during the Wind-Down Period. During the Wind-Down Period, the remaining provisions of this Agreement shall continue in effect. In addition, the service levels (as measured monthly by the SLOs or SLAs then in effect) for the Services during the Wind-Down Period shall not decline below the service levels for the same SLOs or SLAs that were achieved during the twelve (12) months preceding the Wind-Down Period, except as the wind down itself affects the SLOs or SLAs.
          (g) Customer (or any person or entity that Controls Customer as a result of a Change of Control of Customer) may terminate this Agreement at any time after a Change of Control of Customer by giving written notice to IT&S specifying: (1) the effective date of such termination; and (2) the length of the Wind-Down Period. The fees effective after such termination shall be as follows:

     (i) If the Change of Control of Customer occurs before January 1, 2014, the fees for the services listed in the first table of Schedule B that shall apply during the Wind-Down Period shall be the greater of the Minimum Monthly Base Fees or the Base Fees that would otherwise be due under this Agreement until December 31, 2013, and thereafter the Base Fees shall be determined in accordance with Schedule B. As used herein, the “Minimum Monthly Base Fees” means the Base Fees due for the month immediately preceding the month in which the Change of Control of Customer occurred. The Change of Control of Customer shall be deemed to have occurred upon the closing of the transaction (or the last of any series of related transactions) that is necessary to effect the Change of Control. If the Minimum Monthly Base Fees do not apply, then the Base Fees shall be due pursuant to Schedule B and shall decrease to the extent that Facilities stop using some or all of the Services during the Wind-Down Period.
     (ii) If the Change of Control occurs on or after January 1, 2014, the fees shall be as set forth in this Agreement.
          As set forth in Article 2 and for the avoidance of doubt, in the event the party acquiring the Customer chooses not to assume the remaining portion of any contract term and/or financing, Customer shall pay IT&S all of its unamortized capital outlay and ratable pre-issued discount related to such Change of Control. Any termination under this Section shall not modify or affect any amounts due with respect to Services provided prior to the effective date of such termination.
          (h) Following termination of this Agreement and upon IT&S’s request, Customer shall deliver to IT&S all Software and related documentation (including copies thereof) or, at IT&S’s option, shall deliver to IT&S a sworn statement certifying that all Software and related documentation have been destroyed except for an archival copy that may be retained in order to (i) defend or assert any claim of IT&S or any third party, (ii) access and/or transition the Customer Data to a new system and/or (iii) to satisfy the requirements of applicable laws and regulations.
     12. Miscellaneous
          (a) Assignment. Except as set forth herein, neither this Agreement, nor any of the rights, licenses or duties set forth herein, may be Assigned (as defined below) by either Party without the prior written consent of the other Party except:
     (i) an Assignment at any time by either Party (including without limitation a Sale (as defined below) that does not constitute a Change in Control of the ultimate parent of either Party) to an Affiliate of the Party that has all technical and financial resources necessary to continue to perform the Assigning Party’s obligations hereunder and confirms in writing that it will be bound by all of the Assigning Party’s obligations hereunder,
     (ii) an Assignment by Customer at any time in connection with a Sale of Customer or

     (iii) after the SLAs have been agreed upon in writing by both Parties in accordance with Section 7 above, for an Assignment by IT&S to a Qualified Assignee (as defined below) in connection with the Assignment to the Qualified Assignee of responsibility to perform and satisfy all other obligations with respect to information technology services for all HCA Entities and Customer for the remainder of the Term, regardless of whether such Assignment involves a Sale of IT&S or a Change of Control of IT&S.
This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.
          As used herein, the term “Assigned” and all capitalized variants of the word “Assign” refers to any transaction or series of related transactions that involves or results in the transfer or assignment, directly or indirectly, of this Agreement or any rights or duties hereunder, whether or not by operation of law, including, without limitation, any merger, consolidation, dissolution, liquidation, assignment or other transfer, whether or not the Assignment is in connection with a Sale (as defined below). As used herein, “Sale” means an Assignment that involves or results in the transfer, directly or indirectly, of all or substantially all assets of a Party to any person and/or entity that was not previously in Control of the Party or any merger, consolidation, dissolution, liquidation, sale of ownership interests (including, without limitation, a public offering of stock of the Party) or any other transaction that involves a change in Control from the persons and/or entities that Controlled the Party before the transaction.
          As used herein, the term “Qualifying Assignee” means an entity that satisfies all of the following conditions: (i) it has the financial and technical resources necessary to continue to perform the obligations of IT&S hereunder and (ii) it confirms to Customer in writing that it will perform all obligations and satisfy all liabilities of IT&S hereunder, including satisfaction of all SLAs and providing the Services on a distributed, non-centralized basis that will allow Customer to function effectively in Customer’s distributed environment in accordance with its then current business practices.
          (b) Access to Books and Records. Upon written request of the Secretary of Health and Human Services or the Comptroller General or any of their duly authorized representatives, IT&S shall make available to the requesting party those contracts, books, documents and records necessary to verify the nature and extent of the cost of providing its services. IT&S shall cause such materials to be available for inspection for at least four (4) years after the rendering of such Services and Systems. If IT&S carries out any of the duties of this Agreement with a value of $10,000 or more over a twelve (12) month period through a subcontract with a related individual organization, IT&S shall include this requirement in all such subcontracts. The parties agree that any attorney-client, accountant/client or any other legal privilege shall not be deemed waived by virtue of the provisions of this Section 12.
          (c) Taxes. The prices and amounts specified to be payable by Customer hereunder do not, unless otherwise noted, include any sales, use, excise, value added, utility or other similar tax or charge which may be or hereafter become applicable to the Services and Systems provided hereunder. Consequently, in addition to such prices and amounts, the amount of any such taxes or charges which may be or hereafter become applicable shall also be payable by Customer to IT&S, except that Customer shall have no responsibility for payment of taxes on IT&S’s income or for payment of franchise taxes related to authorization of IT&S to conduct business in any state. In lieu of paying any such taxes that may otherwise be due, Customer may provide IT&S with a tax exemption certificate acceptable to the taxing authorities. Customer shall be given prompt written notice of any tax assessment against IT&S for which Customer is liable hereunder, and Customer shall have the right, at its own expense, to contest any such assessment prior to its payment by IT&S. In the event Customer exercises such right, it shall indemnify and hold harmless IT&S from liability for all interest and penalties relating to such contest. Customer shall control any such contest and IT&S shall provide information and assistance in connection with such contest to the extent reasonably requested by and at the expense of Customer.
          (d) Hiring. During the Term of this Agreement neither party shall recruit, hire, offer employment to or refer for employment any of the employees of the other party, without such party’s prior written permission except as that (i) neither Party shall be deemed to have violated this provision if the action involved or resulted from general advertising, posting open positions on the Internet or other general recruitment efforts that are not targeted to any individual and (ii) the foregoing restriction shall not apply to Customer recruiting, hiring or making an offer to any employee of IT&S if IT&S has breached this Agreement in any material respect and the breach has not been cured within the applicable period or IT&S has given notice that it will not renew this Agreement.
          (e) Disputes. In the event that a dispute arises between IT&S and Customer which cannot be resolved in the normal course, the following dispute resolution procedure shall be followed: (i) within ten (10) business days of a written request by either party, that Customer’s Chief Information Officer (or designee) and IT&S’s Account Executive shall meet and resolve the issue; if these parties cannot resolve the issue within ten (10) business days of the meeting, then (ii) the issue shall be submitted to Customer’s CIO or designee and IT&S’s President; if these parties cannot resolve the issue within fifteen (15) business days of submission to them, the parties may seek whatever other remedies are available. Notwithstanding anything to the contrary set forth in this Agreement, (A) during the pendency of any dispute, whether being resolved pursuant to the foregoing process, litigation or otherwise, the Parties shall each continue to perform all of their respective obligations hereunder during the pendency of the dispute (including the payment of undisputed fees) and (B) the obligation to escalate disputes in accordance with this subsection (f) shall not preclude either Party from seeking an injunction or other equitable relief with respect to breaches of confidentiality or other matters that have a risk of irreparable harm that may not be compensable with money damages.
          (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee without regard to its conflict of laws provisions. Any dispute hereunder shall be resolved in the state or federal courts having jurisdiction located in Nashville, Tennessee. IT&S and Customer each hereby expressly submits and consents in advance the jurisdiction of the United States District Court for the Middle District of Tennessee and each hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.

     13. Notices. All notices or other communications required or permitted under this Agreement shall be in writing and sufficient if sent by nationally recognized overnight courier (for next business day delivery, receipt requested), or certified mail, return receipt requested, to IT&S or Customer at the following addresses:
HCA — Information Technology & Services, Inc.
2555 Park Plaza
P. O. Box 270
Nashville, Tennessee 37202
ATTN: Chief Financial Officer
And
Capella Healthcare, Inc.
Two Corporate Centre
501 Corporate Centre Drive, Suite 200
Franklin, Tennessee 37067-2662
Attn: Chief Executive Officer
Any party may change the person and address to which notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein.
     14. Entire Agreement; Amendment. This Agreement, together with the Schedules hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No party hereto has relied upon any oral or written statement, representation, warranty, covenant, condition, understanding or agreement made by any other party or any representative, agent or employee thereof, except for those expressly set forth in this Agreement or in the Schedules or other documents delivered pursuant hereto. This Agreement may be amended, modified, superseded or supplemented only by an instrument in writing executed and delivered by IT&S and Customer.
     15. Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.
     16. Rights Cumulative; Waiver. All rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently. The failure by either party to enforce any term shall not be deemed to be a waiver of future enforcement of that or any other term of this Agreement.
     17. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to constitute an original, but which together shall constitute one and the same instrument.
     18. Severability. In the event that any provision hereof is prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or unenforceability of such provision in any other jurisdiction.
     19. Survival. Termination of this Agreement shall not affect the respective rights and responsibilities of the Parties to the extent that they arose prior to such termination. Unless otherwise provided herein, all provisions of this Agreement shall remain in full force and effect during any Wind-Down Period. The following Sections of this Agreement shall survive its termination (in addition to any Section which, by its terms, continues in effect after termination): Section 1 (Definitions), Section 8 (Confidentiality; Proprietary Rights), the Business Associate Agreement referenced in Section 8, Section 10 (Limitation of Liability), Section 12(b) (Access to Books and Records), Section 12 (f) (Disputes), Section 12(g) (Governing Law), Section 13 (Notices), Section 14 (Entire Agreement), Section 15 (Headings), Section 16 (Rights Cumulative; Waiver), Section 17 (Counterparts), Section 18 (Severability) and Section 19 (Survival).
     IN WITNESS WHEREOF, the parties have caused this Computer and Data Processing Transition Services Agreement to be executed by their duly authorized representatives as of the day and date first referenced above.

HCA — Information Technology & Services, Inc.

By:	/s/ Noel Williams
Name:	Noel Williams
Title:	President

Capella Healthcare, Inc.

By:	/s/ Michael A. Wiechart
Name:	Michael Wiechart
Title:	SVP/COO

SCHEDULE A
DESCRIPTION OF SOFTWARE SYSTEMS

Product	Vendor	Comments
Clinical CPCS	Customized version of MEDITECH.	Includes the following modules. Health Information and Quality Management, Patient Care and Patient Safety, Physician Care Manager, Enterprise Medical Record, Imaging and Therapeutic Services, Pharmacy, Laboratory/Microbiology, Anatomical Pathology, Blood Bank, Operating Room Management, Community-Wide Scheduling, Report Writer.

Patient Accounting	Internally developed	Provides the functions needed for financial management of the hospital. Includes Patient Billing, Accounts Receivable (direct inquiry of all active accounts), Casemix Reporting, Cashiering, Pre-Admission, Admission, Discharge, Transfer, Archiving of patient data for future return visits, Outpatient UB and point-of-service billing.

Financial Reporting	Internally developed	Provides the functions needed for financial management of the hospital. Includes General Ledger, Management Reporting (QMIRS), Host portion of Accounts Payable, and Host based Budget (less Physician Modeling).

Material Management SMART/AP	Internally developed	Automates and integrates the functions of purchasing, receiving, distribution, inventory control, accounts payable; Electronic purchasing; Purchase Order generation; Automatic price updates; Patient charging; bar code technology. Accounts payable front-end function passes information through to Host for further processing.

State Reporting	Internally developed	Requires signature for this service via document included in contract.

Encoding	3M	Base encoding product is included in PA pricing. Note: Additional products under the 3M contract may be chosen locally and their cost will be passed through to the facility via IT&S billing.

1

Product	Vendor	Comments
Collections	Internally developed and Artiva	Automates the Collection and Patient follow-up activities of the Business Office; allows automated collection notes; offers prioritized account follow-up; custom letters; assists in reducing receivables days outstanding and bad debt and collection agency costs; links to the HCA Financial System and the Business Office System.

Contract Modeling	Avega CPCM	Avega’s Contract Profiler and Calculator Module program is utilized to model some contracts for Patient Accounting.

Comprehensive Health Outcomes Information System (CHOIS)	Internally developed	CHOIS is a web-based application that provides risk adjusted outcomes data for facilities to improve clinical performance. CHOIS can satisfy the ORYX reporting requirements of the Joint Commission on Accreditation of Healthcare Organizations. CHOIS uses data from the Casemix database to populate information and produce reports.

Supply Scan Point of Use (POU)	Optiflex	SupplyScan is a real-time, point-of-use software system licensed by Optiflex and is designed to support functions including patient admissions, supply decrements, replenishment tracking and capture of patient charges through bar code technology. The system is designed to improve the efficiency and accuracy of issuing patient supplies and capturing patient supply item charges through the interface with the SMART System and MEDITECH.

Remark	Internally maintained	A personal-computer based statistical driven budgeting system. Front-end to Host Budget.

VISTA	Internally developed	VISTA is a web-based reporting application that provides cross line-of-business operational and analytical reporting.

Business Objects	Business Objects (BObj)	A client/server ad hoc query & report writing tool designed to give users the capability of accessing various corporate databases, including those for Patient Accounting, Casemix, General Ledger, Supply Chain, Managed Care, and others. (Note: SMART data is housed in EDW only.) The user can select the desired information from an easy-to-navigate list of hundreds of data elements and qualify the answer set via any number of pre-defined or custom conditions. The software

2

Product	Vendor	Comments
includes charting, graphing, and other advanced report writing features and is considerably more flexible than the Clearaccess product that it has replaced.

Enterprise Data Warehouse (EDW)	Teradata database with access via Business Objects	Is the centralized store of detail data from all relevant business areas and source systems allowing for Ad-Hoc discovery and drill down analysis by multiple user groups. Business Objects is HCA’s standard ad hoc query and reporting tool.

Web Services (eHC options)	Internally developed	Ehc.com provides an easy-to-use web site building and maintenance tool, including web site hosting services, healthcare content databases, and other interactive features. Local web site operators use these tools and services to develop a web site that is locally focused and branded. The result is an extremely cost-effective method to build, maintain, and present a highly differentiated and market-leading web presence.

Web Tools	Internally developed	Includes Credit Refund, Denial Application, Medicare Web Discrepancy, HPS, PADR, ETRAN and SMA

Email	Microsoft Outlook	Utilized to send product updates called ‘FLASH’es. Minimum of two local mailboxes required to ensure hospital personnel receive needed information.

Atlas Intranet	Internally developed	The Atlas intranet provides online reference manuals and a large number of sites specific to particular areas.

Centralized Output Management	Quest Vista Plus (VPOM)	VPOM allows for management of reports at the facility.

Desktop Output Management	Document Direct	Document Direct allows for viewing and print selection at the desktop.

HCA Cloverleaf	Internally developed	HCA Cloverleaf provides pathway for IT&S Certified interfaces.

Productivity PLUS System	Internally supported	A web-based application that generates on-demand reporting containing productivity and labor cost information for hospitals.

Clinical Outcomes Measurement Evaluation and Transmission System (COMET)	Internally developed	Clinical Outcomes Measurement Evaluation and Transmission System (COMET). Developed internally by HCA to satisfy the Core Measures reporting requirements of the Joint Commission on Accreditation of

3

Product	Vendor	Comments
Healthcare Organizations. COMET is a web based application that collects data from Casemix and MEDITECH to assist facilities with the clinical data collection that is required.

Mobile messaging	Internally supported	IT&S manages and supports mobile messaging with IT&S approved devices interfaced with the IT&S managed Outlook e-mail system.

4

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
Schedule B
System Fees
     1. Yearly Application Fees

	Tier 1	Tier 2	Tier 3
	Net Revenue <	Net Revenue	Net Revenue >
IT Services	$75M	$75M - $100M	$100M	Corporate
IT Management Services	n/a	n/a	n/a	$*
Corporate Office Support	n/a	n/a	n/a	$*
Customer Support Center w/Clinicals	$*	$*	$*	$*
Customer Support Center w/out Clinicals	$*	$*	$*	$*
Collaboration/Learning Support w/Clinicals	$*	$*	$*	$*
Collaboration/Learning Support w/out Clinicals	$*	$*	$*	$*
Network Services w/Clinicals	$*	$*	$*	$*
Network Services w/out Clinicals	$*	$*	$*	$*
Clinical Systems	$*	$*	$*	n/a
Revenue Cycle Systems	$*	$*	$*	n/a
AP/SMART Systems	$*	$*	$*	n/a
Financial Systems	$*	$*	$*	n/a
These fees only apply to the first year of the contract and will be adjusted yearly per Sections 2 (i) and (j).
     2. Additional Fees

Website: Basic Web Page	$* per facility per month
Website: Web Page Plus Medical Content	# Beds	fee/mo/facility
	<110	$ *
	111-149	$ *
	150-400	$ *
	>400	$ *

Circuit Fees for Non-CPCS/PA Facilities	*% of actual fees for primary circuit
*% of actual fees for secondary circuit

Productivity Plus	$* per facility per month
Charge per Established COID	$* per facility per month
Standard Month End Accrual	$* per facility per month
Standard Month End Accrual	$* one time set-up
Genus MD	$* per facility per month
Advantx	$* per facility per month

5

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

Data Warehouse	$*/Fac/Year
$*/User/Year
Business Objects Usage Fee	$*/User/Year
Central Statement Processing	$*
Mobile Messaging	$*/user/month

Corporate Office Charges (15% Discount)
Budget/Resource Control & Contracting/QMIRS	$	*	/ month
Tax	$	*	/ month
Accounts Payable	$	*	/ month
General Ledger	$	*	/ month
Payroll/Human Resources	$	*	/ month
Funds Management	$	*	/ month
FIS	$	*	/ month
Employment Tax	$	*	/ month
     3. Passthrough Charge Items Including
eHC Services
Casemix adHoc
Hardware Maintenance
State Reporting
Education
ECII/VPN/External Connectivity
WAN remote circuit
4.	Professional Services. Professional services fees for IT&S personnel resulting from Customer requests for additional service tasks shall be billed to Customer or facilities as incurred.

The Professional Services Rate is $* per hour. Should IT&S need to use outside contractors as a result of Customer requests for additional services, then IT&S shall bill Customer at the actual rates for such services, which shall be specified in advance for Customer approval.

5.	Transition Support Fees: The Customer will be billed for transition services as described below.

6

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

IT&S System Initialization Fee:	$*

A one-time fee for establishing the new facility as a Capella user for all system production and support services. This includes time of both staff and equipment in the moving of production files, establishing systems security, and modifying/verifying communications protocols. The Customer will be billed in the first month following close.

IT&S Transition Support Fee:	$*

A one-time fee for IT&S support services in moving the new facility to Capella status. This includes all pre close preparation activities, planning and communication of the transition schedule, and all post close support activities. The Customer will be billed in the first month following close.

IT&S De-Installation Support Fee:	$*

Upon termination of this Agreement, Customer will be billed a one-time de-installation fee for the elimination of all networks, production files, and data from the Corporate and Regional Data Centers. The Customer will be billed in the month that written notification of termination is received.
     6. Conversion Files.
Conversion File Support Fees: IT&S shall have no obligation to provide any conversion files to Customer in the event Customer’s account is more than 30 days’ past due. The foregoing restriction does not apply to files that consist solely of clinical information. Conversion files will be made available upon full payment of all fees due and owing; provided, however, IT&S reserves the right to receive payment in advance for conversion files.
At Customer’s written request, IT&S will provide standard file formats for conversion assistance, for the following:

Accounts Receivable File	$* per request
Accounts Payable — Vendor File	$* per request
Accounts Payable — Paid History File	$* per request
Collection Notes File	$* per request
General Ledger File	$* per request
Case-mix File	Variable determined by years of history
Note: IT&S does not provide custom designed file conversion files.

7

     7. System offerings available for an additional fee:1
Lawson HR/Payroll
Lawson Financials
MEDITECH Emergency Department Management
MEDITECH Scanning and Archiving
Data Repository
Zynx Health Evidence Guidance
Ambulatory Surgery Center Systems
Labor Productivity Systems

[1]	Available as of Effective Time but subject to revision from time to time.

8

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
SCHEDULE C
PROFESSIONAL SERVICES
     Professional services fees for IT&S personnel resulting from Customer directed tasks shall be billed to Customer or facilities as incurred at the rate of $* per hour, subject to increase based on the Consumer Price Index as set forth in Section 2 of the Agreement.
     The Professional Services include:
     Project Management/System Analysis
     Programming
     Implementation Consulting
     Network Engineering
     Clinical Specialist
     Financial Specialist
     Application Consultant
     The minimum charge per visit for professional services is four hours. Customer shall reimburse IT&S for all reasonable travel, living, and other out of pocket expenses incurred by IT&S personnel in connection with all services rendered by IT&S at Customer’s Facilities.
     Interface Professional Services and Fees
     IT&S will develop interfaces as requested from time to time by Customer and as necessary to coordinate the Services among various Third Party Software applications. Customer shall not be charged any amount for the development of an interface that already exists or will be developed for use with an HCA Entity or another customer of IT&S. Charges for new interfaces requested by Customer will be based on the number of documented hours reasonably spent to develop the interface and implement it at the first Facility, Affiliate or Contract Entity designated by Customer.
     The charge for implementing an interface at subsequent Facilities, Affiliates or Contract Entities shall be agreed upon in advance based on the complexity of the installation and testing required. Wherever possible, the charge will be a flat fee.
     Notwithstanding the foregoing, the implementation fees for certain interfaces that have been developed prior to the date of this Agreement and the current MEDITECH fees with respect to such interfaces are listed on Annex I to this Schedule C. The column labeled IT&S Cost on Annex I refers to the implementation cost for such interfaces at a single Facility. The IT&S Cost shall be further discounted as described below and in Annex I for implementation of an interface at more than five (5) Facilities:

9

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
     1 — 5 Facilities — regular pricing without further discount
     6 — 15 Facilities — additional *% discount per Facility
     16 or more Facilities — additional *% discount per Facility
     (As used above and in Annex I to this Schedule C, the term Facility shall include any Affiliate or Customer and any Contract Entity that receives Services hereunder.)
     Amounts paid by IT&S to third parties (e.g., MEDITECH) for interfaces shall be charged to Customer at actual cost. If IT&S obtains more favorable pricing from MEDITECH or any other third party with respect to interfaces IT&S shall make the benefit of such pricing available to Customer as soon as it becomes effective.
     External Professional Services
     In the event that IT&S determines that external expert assistance is required to perform professional services and if the fees for such services are higher than the then-current IT&S rates, then IT&S will obtain Customer written approval prior to incurring costs for such services. Once approval is obtained from Customer, associated fees will be passed through to Customer at external vendor rates.
     Procedures for New Services and Systems
     The Customer must request in writing a new Service or System (a “Project”). Such request must set forth the objective and scope of the Project, desired timetable and budget constraints, if any. IT&S will develop related specifications for the Project with Customer’s input and submit the specifications and fee to Customer in a timely manner. At a minimum, IT&S will provide Customer with an estimate of the scope of the Project and an estimate of when the Project will be completed within thirty (30) days of Customer’s written request to IT&S.
     When the estimate is approved by Customer, IT&S will begin the project or system in accordance with a mutually agreed upon specifications and time table.
     Ongoing fees for new Projects will be charged at a mutually agreed upon monthly rate based upon required CPU, disk space, telecommunications requirements, transaction rates and support requirements. IT&S will use its best efforts to estimate these fees at the onset of the project.
     Customer will have the option to engage one or several IT&S resources on a full time basis for a minimum of one year (1600 hours/year minimum). These resources would stay within the IT&S site for maximum synergy possible, but would be dedicated to Customer’s specific project(s). This arrangement would be considered a fixed fee billed monthly with a * percent (*%) discount on the applicable professional hourly rate.

10

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
     System Implementations
     At Customer’s request and from time to time, IT&S may provide Customer with Implementation services as new Facilities, Affiliates, Contract Entities or new applications are added. The following describes the overall operating principles within which these services will be provided:
     IT&S will prepare a project charter and a detailed implementation work plan (the “Implementation Plan”) for each application to be installed, for review and approval by Customer. The project charter will include a description of the project scope, objectives and primary assumptions. The Implementation Plan will include a description of tasks to be performed; the party responsible for each task and hours assigned; and the tasks’ planned start and completion dates. When the Implementation Plan has been agreed to, it will be signed by IT&S and Customer and be deemed a part of this Agreement. Changes to the Implementation Plan must be made in writing and signed by the Customer’s designated project manager and IT&S’s Project Manager. IT&S reserves the right to adjust its estimated or fixed fees, with notice to Customer, if any of the following occur:
     Additional tasks requested by Customer outside the original Implementation Plan.
     Customer fails to perform its assigned tasks as agreed to within the Implementation Plan.
     Conversions, Interfaces, Adaptations and Custom Programming beyond the scope of the project.
     Decisions which may affect the scope of the project or delay completion will be discussed with the IT&S Project Manager, key Customer and any project steering committee, which must approve any tasks which may affect the scope of or delay schedule completion in a timely manner.
     Additional Implementation staff on-site visits will be billed at the then current billing rate plus travel expenses.
     Implementation billings are payable upon shipment from vendor or IT&S. Travel expenses for Implementation visits are invoiced on a monthly basis as incurred.
     Training and Education
     Advanced Education/Implementation Training will be offered at the IT&S Data or Regional Training Center. Attendance by the Customer’s hospital personnel at IT&S system seminars will be charged $*/day/participant.
     Education/Training seminars could be organized by IT&S at Customer’s request and may or may not be held at the IT&S Data Center or Regional Training Centers. For these seminars IT&S will charge as follows:
(i)	One Instructor — $* a day plus all travel expenses;

11

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
(ii)	Two Instructors — $* a day plus all travel expenses; and
     If IT&S must coordinate the meeting arrangements to include the room, break beverages and lunches, an additional $* fee will be charged.
The Customer will be billed for the room, break beverages, lunches and any necessary equipment rental.

12

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
Annex I to Schedule C

EXISTING CLOVERLEAF INTERFACES
Product/Vendor	Transactions included	Cost
3M DocMS	ADT from MT	$*
Abbott Precision Point-of-care	ADT from MT; POC Results to MT	$*
AGFA CR	Rad Orders from MT	$*
AGFA DR Mammography	Rad Orders from MT	$*
AGFA Impax PACS	Rad Orders from MT; Rad Reports from MT	$*
AGFA Talk Technologies	Rad Orders from MT; Rad Reports to MT	$*
AIMSC88 (UHS)	ADT from MT	$*
Airshields (Watchchild)	ADT from MT	$*
Alere EPOC POC	ADT from MT; Lab Results to MT	$*
Allocade On-Cue	Rad Orders from MT	$*
American Biomedical (ABGI)	ADT from MT	$*
Ameripath (Derrick & Associates)	ADT from MT; OE Reports to MT	$*
Amicas (RIS)	Rad Orders from Amicas: Rad Reports to Amicas	$*
Amtelco (one call Infinity)	ADT from MT	$*
ARUP Reference Lab (Medinet)	Ref Lab Orders from MT; Ref Lab Results to MT	$*
AutoMed (FDS)	Pharmacy Orders from MT	$*
Bar Code Services (MASS)	Item Master from SMART; Replenishment to SMART; PAR from SMART	$*
BCX/Compsee	ADT from MT; Charges to MT; Item Master from SMART; Replenishment to SMART; PAR from SMART	$*
Big Ben (RHIO)	ADT from MT; Lab Results from MT; Rad Reports from MT	$*
bioMerieux (Stellara)	ADT from MT; Pharmacy Orders from MT; Lab Results from MT	$*
bioMerieux (TheraTrac)	ADT from MT; Pharmacy Orders from MT	$*
Calibra (Discharge 123)	ADT from MT; OE Reports to MT	$*
CAMS (Patriot Medical Technologies)	Charges to MT;	$*
Canopy (Case Mgmt.)	ADT from MT	$*
Cedaron (Dexter)	ADT from MT	$*
Central Logic (Forefront Transfer Scheduler)	ADT from MT	$*
Cerner (CoPath) Transcription	ADT from MT; OE Reports to MT	$*
Clinicomp	ADT from MT; Lab Results from MT	$*
Clinivision (Puritan-Bennett)	ADT from MT; Charges to MT; OE Reports to MT.	$*
Coag Clinic	ADT from MT; Lab Results from MT	$*
Codonix	ADT from MT	$*
Common Cents (GEMServe)	ADT from MT	$*
Computrition	ADT from MT	$*
CoPath Transcription (Cerner)	ADT from MT; OE Reports to MT	$*
Crothall (Team Chimes)	ADT from MT	$*
Dade Behring (PharmLINK)	ADT from MT; Pharmacy Orders from MT	$*
Derrick & Associates (Ameripath)	ADT from MT; OE Reports to MT	$*
Dictaphone “Healthtouch” Radiology Transcription	Rad Orders from MT; Rad Reports to MT	$*
Dictaphone Powerscribe Encounters	ADT from MT; OE Reports to MT	$*
Dictaphone Powerscribe Orders	Rad Orders from MT; Rad Reports to MT	$*

13

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

EXISTING CLOVERLEAF INTERFACES
Product/Vendor	Transactions included	Cost
Dictaphone Transcription (Enterprise Express)	ADT from MT; OE Reports to MT	$*
Discharge 123 (Calibra)	ADT from MT; OE Reports to MT	$*
Dolbey/DVI Fusion Voice	ADT from MT; OE Reports to MT	$*
Dolbey/DVI Fusion Voice (Rad)	Rad Orders from MT; Rad Reports to MT	$*
ECIN (Extended Care Mgmt.)	ADT from MT; Pharmacy Orders from MT	$*
eClinical Works (EMR)	Lab Results from MT; Rad Reports from MT; OE Reports from MT	$*
EFD Transcription	ADT from MT; OE Reports to MT	$*
eko Systems (Frontiers)	ADT from MT	$*
Emageon/Camtronics (Vericis)	ADT from MT; OE Orders from CPCS; OE Reports to MT	$*
eMed (Matrix) PACS	Rad Orders from MT; Rad Reports from MT	$*
ER Records (Doctor’s Choice) Transcription	ADT from MT; OE Reports to MT	$*
eScription (EditScript)	ADT from MT; OE Reports to MT	$*
Esoterix Reference Lab	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Essence (Santa Clara Health Dept.)	ADT from MT	$*
Evolved (RadWeb)	ADT from MT; Rad Orders from MT; Rad Reports to MT	$*
EXE (Exceed WMS)	Items, Requisitions & PO’s from SMART; Inv Adj, Inv Moves, Receipt Conf., Inv Bal, Ship Conf to SMART	$*
Expeditor	ADT from MT	$*
Extended Care (ECIN)	ADT from MT; Pharmacy Orders from MT	$*
F&S (Radisphere)	Rad Orders from MT; Rad Reports to MT	$*
Focus Infomatics (NetCare)	Rad Orders from MT; Rad Reports to MT	$*
Four Rivers (TMS, TMS Pro)	OE Work Orders from MT	$*
Frontiers anesthesiology (eko)	ADT from MT	$*
Fuji (Synapse) PACS	Rad Orders from MT; Rad Reports from MT	$*
Gamewood (GHN)	Lab Results from MT	$*
GE Agility/AgileTrac	ADT from MT, OE Orders from MT	$*
GE Clinical Monitoring Interface	ADT from MT; Clinical Monitor Results to MT NUR (but not via Cloverleaf)	$*
GE CPN (GE QS OBLink)	ADT from MT; OE Reports to MT; Lab Results from MT	$*
GE DMS CVPACS (includes Innova 3000)	ADT from MT; OE Reports to MT; Orders from CPCS; Charges to MT	$*
GE Image Vault (no DMS)	ADT from MT; OE Orders from MT; OE Reports to MT	$*
GE MUSE Transcription	ADT from MT; OE Reports to MT; Orders from CPCS; Charges to MT	$*
GE PACS (Image Status Update Messages only)	Rad Image Status to MT	$*
GE PACS (orders and results, no status updates)	ADT from MT; Rad Orders from MT; Rad Reports from MT	$*
GE PACS (with status updates)	ADT from MT; Rad Orders from MT; Rad Reports from MT; Rad Image Status to MT	$*
GE QS (QS/QMI Link, GE CPN)	ADT from MT; OE Reports to MT	$*
GE Viewpoint	Rad Orders from MT	$*
GE Voyager	Lab Results from MT; SCH from MT; Pharmacy Orders from MT	$*
GEMServe (Common Cents)	ADT from MT	$*
Global Health Exchange (GHX)	EDI; RS; SPR; MR; Item; Repl	$*
Goodroe Healthcare Solutions/BSM (Cath Source)	ADT from MT; OE Reports to MT	$*
Goodroe Healthcare Solutions/BSM (OEP)	Charges to MT;	$*

14

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

EXISTING CLOVERLEAF INTERFACES
Product/Vendor	Transactions included	Cost
Health Television Network (HTN)	ADT from MT	$*
Healthline (Viscims)	ADT from MT	$*
HealthLogics	ADT from MT	$*
Healthtouch (MCR Diet System)	ADT from MT; OE Orders from MT	$*
Heartlab (Encompass) Transcription	ADT from MT; OE Orders from MT; OE Reports to MT	$*
Heartland HIM Transcription	ADT from MT; OE Reports to MT	$*
Heartland Radiology Transcription	Rad Orders from MT; Rad Reports to MT	$*
HIE- UHIN (State of Utah RHIIO)	ADT from MT, OE Reports from MT, Rad Reports from MT, Lab Results from MT (no MIC)	$*
Hill-Rom (Navacare)	ADT from MT	$*
HMT (Return)	ADT from MT	$*
ICIS (Karl Storz)	ADT from MT; Lab Results from MT; Rad Orders from MT; Rad Reports from MT	$*
IDX Imagecast	ADT from MT; Rad Orders from MT; Rad Reports from MT	$*
IMACS (Carepricer)	ADT from MT	$*
Image Vault (GE)	ADT from MT; OE Orders from MT; OE Reports to MT	$*
Impac (Mulit-access ESI) Mosaiq	ADT from MT; Lab Results from MT; Charges to MT	$*
Impac (Tamtron PowerPath)	ADT from MT; OE Reports to MT	$*
Intego/Wescom (MedLink 3000)	ADT from MT	$*
IntermedHx RxHx	ADT from MT	$*
IsoPrime NeoData	ADT from MT; Lab Results from MT	$*
IVR-IVB-MQ	PA Account info request; PA account info response	$*
Karl Storz ICIS	ADT from MT; Lab Results from MT; Rad Orders from MT; Rad Reports from MT	$*
Kurzweil (InPhyNet)	ADT from MT; OE Reports to MT	$*
Kurzweil (Team Health)	ADT from MT; OE Reports to MT	$*
LabCorp reference lab	Ref Lab Orders from MT; Ref Lab Results to MT	$*
LeeSAR	Items from LeeSAR; Proc Codes from LeeSAR	$*
Logicare	ADT from MT; OE Reports to MT	$*
Lumedx (Apollo)	ADT from MT; OE Reports to MT	$*
Lynx Medical (E-Map)	ADT from MT; Charges to MT	$*
Lyster (CCA) reference lab	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Magview (MagLink)	Rad Orders from MT; Rad Reports from MT; Rad Reports to MT	$*
Mammography Reporting System (MRS)	Rad Orders from MT; Rad Reports to MT	$*
MAS RALS Point-of-care	ADT from MT; Lab Results to MT	$*
McKesson (Acudose)	ADT from MT; Pharmacy Orders from MT; Pharmacy Inventory/Charges to MT	$*
McKesson (Horizon PACS and Three-Click Reporting together)	ADT from MT: Rad Orders from MT; Rad Reports from MT; Rad Reports to MT	$*
McKesson (Horizon PACS)	ADT from MT: Rad Orders from MT; Rad Reports from MT	$*
McKesson (Horizon Three-Click Reporting)	Rad Orders from MT; Rad Reports to MT	$*
McKesson (Interqual)	ADT from MT	$*
McKesson (MedCarousel)	Pharmacy Orders from MT	$*
McKesson (MedComm-Rx)	ADT from MT	$*
McKesson (PacMed)	Replinishments to SMART	$*
McKesson (Robot-Rx)	ADT from MT; Pharmacy Orders from MT; Pharmacy Inventory/Charges to MT	$*

15

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

EXISTING CLOVERLEAF INTERFACES
Product/Vendor	Transactions included	Cost
McKesson (SupplyScan)	ADT from MT; Charges to MT; Replenishment to SMART; Item Master from SMART; PAR from SMART	$*
McKesson-HBOC (Orbit)	Items and PAR’s from SMART; Replnishments to SMART	$*
MCR Technologies (Healthtouch)	ADT from MT; OE Orders from MT	$*
Medibuy	EDI; RS; SPR; MR; Item; Repl	$*
Medical Transcription Services (MTS)	ADT from MT; OE Reports to MT	$*
Medinet — ARUP Reference Lab	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Medinet — Esoterix Reference Lab	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Medinet — LabCorp Reference Lab	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Medinet — Lyster (CCA) Reference Lab	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Medinet — PAML	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Medinet — PathLab (Pathsys) Reference Lab	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Medinet — Quest Reference Lab	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Medinet — Reg. Med Labs (RML) Cerner Classic	Ref Lab Orders from MT; Ref Lab Results to MT	$*
MedMined — Disease Surveilance Reporting System	ADT from MT; Lab Results from MT	$*
MedQuist (SpeechQ) for HIM/OE	ADT from MT; OE Reports to MT	$*
MedQuist (SpeechQ) for Radiology	Rad Orders from MT; Rad Reports to MT	$*
Medquist Transcription (DocEP)	ADT from MT; OE Reports to MT	$*
MedSelect (MedSelect-Rx)	ADT from MT; Pharmacy Orders from MT; Pharmacy Inventory/Charges to MT	$*
Momentus (Ingenium MAX. IMAX)	ADT from MT	$*
MRS (Mammography Reporting System)	Rad Orders from MT; Rad Reports to MT	$*
Navacare (Hill-Rom)	ADT from MT	$*
NeoData (IsoPrime)	ADT from MT; Lab Results from MT	$*
NovaRad PACS	Rad Orders from MT; Rad Reports from MT	$*
NovoPath (Novovision)	OE Orders from MT; OE Reports to MT	$*
OB Tracevue	ADT from MT	$*
Olympus (Endoworks)	ADT from MT; OE Reports to MT	$*
OmniCell OptiFlex	ADT from MT; Charges to MT; Replenishment to SMART; Item Master from SMART; PAR from SMART	$*
OmniCell SafetyPak	Pharmacy Orders from MT	$*
Omnicell Supply Station	ADT from MT; Charges to MT; Item Master from SMART; Replenishment to SMART;	$*
OmniCell SureMed	ADT from MT; Pharmacy Orders from MT; Pharmacy Inventory/Charges to MT	$*
On-Cue (Allocade)	Rad Orders from MT	$*
Optimal Readings	Rad Orders from MT; Rad Reports to MT	$*
Oschner Summit IE Phys Pract.	Lab Results from MT; Rad Reports from MT	$*
PAML (ROSR or “reverse medinet”)	Lab Orders to MT; Lab Results from MT	$*
PAML (SORR or “Medinet”)	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Par Excellence (Par Replenish)	Items from SMART; Replnishment to SMART	$*
Pathgroup (PathSys) Transcription	ADT from MT; OE Reports to MT	$*

16

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

EXISTING CLOVERLEAF INTERFACES
Product/Vendor	Transactions included	Cost
PathLab (Antrim) Reference Lab	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Pathol (homegrown)	ADT from MT; OE Reports to MT	$*
Pathsys (PathGroup)	ADT from MT; OE Reports to MT	$*
Patientkeeper	ADT from MT	$*
Patriot Medical Technologies (CAMS)	Charges to MT;	$*
PenRad	Rad Orders from MT; Rad Reports to MT	$*
PharmLink (Dade Behring)	ADT from MT; Pharmacy Orders from MT	$*
PHG Technologies — Total Asset Mgmt (TAMS)	Items and PAR’s from SMART; Replnishments to SMART	$*
PHG Technologies (Easy ID)	ADT from MT	$*
Philips CardioLogica Transcription	ADT from MT; OE Reports to MT	$*
Philips Clinical Monitor Interface	ADT from MT; Clinical Monitor Results to MT NUR (but not via Cloverleaf)	$*
Philips OB Tracevue	ADT from MT	$*
Philips TracemasterVue	OE Orders from MT; OE Reports to MT; Charges to MT	$*
Philips Xcelera	ADT from MT; OE Reports to MT	$*
PHNS	ADT from MT; OE Reports to MT	$*
Physician Practice Management Interfaces (PPMI)	ADT from MT; Lab Results from MT; Rad Reports from MT; OE Reports from MT	$*
Powerscribe (Encounters)	ADT from MT, OE Reports to MT	$*
PowerScribe (Orders)	Rad Orders from MT; Rad Reports to MT	$*
Premier Radiology (PhyCoder)	ADT from MT; Rad Orders from MT; Rad Reports from MT	$*
ProMed	ADT from MT	$*
Provation (cMORE) Transcription	ADT from MT; OE Reports to MT	$*
Puritan Bennett (Clinivision)	ADT from MT, OE Reports to MT; Charges to MT	$*
Pyxis Medstation	ADT from MT; Pharmacy Orders from MT; Pharmacy Inventory/Charges to MT	$*
Pyxis Supply Station	ADT from MT; Charges to MT; Item Master from SMART; Replenishment to SMART	$*
QS OB Link (GE CPN)	ADT from MT; OE Reports to MT	$*
Quest Reference Lab	Ref Lab Orders from MT; Ref Lab Results to MT	$*
Quovadx (Emerge)	ADT from MT; MR ADT from MT; ADT Query/Response from MT	$*
Radisphere (F&S)	Rad Orders from MT; Rad Reports to MT	$*
RadWeb (Evolved)	ADT from MT; Rad Orders from MT; Rad Reports to MT	$*
RALS Point-of-care (MAS)	ADT from MT; POC Results to MT	$*
ReDoc	ADT from MT; Charges to MT	$*
Responder IV (Rauland) Nurse Call System	ADT from MT	$*
Rodeer (ARCO) Transcription	ADT from MT; OE Reports to MT	$*
RODS (Pittsburgh)	ADT from MT	$*
RxHx (IntermedHx)	ADT from MT	$*
Script-Rx	ADT from MT	$*
SDC (Intellidesk)	ADT from MT	$*
SensorMedic Pulmonary System (VMAX)	ADT from MT, OE Reports to MT	$*
Sentri7	ADT from MT; Lab Results from MT; Pharmacy Orders from MT	$*
Siemens Document Imaging (EDM)	ADT from MT	$*
Siemens KinetDX	ADT from MT, OE Reports to MT	$*

17

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

EXISTING CLOVERLEAF INTERFACES
Product/Vendor	Transactions included	Cost
Simplex Grinnel (Sentinel 500 Nurse Call System)	ADT from MT	$*
Skylight (Access)	ADT from MT	$*
SMART	ADT from MT; Charges to MT; Item Master from SMART; Replenishment to SMART; Procedure Codes from SMART; PAR from SMART	$*
Softmed (Chartscript)	ADT from MT, OE Reports to MT	$*
SoftScript	ADT from MT; OE Reports to MT; Rad Orders from MT; Rad Reports to MT	$*
Spacelab Monitors (Chartmaster)	ADT from MT	$*
Spheris OE Transcription (Clarity)	ADT from MT; OE Reports to MT	$*
Spheris Radiology Transcription (Clarity)	Rad Orders from MT; Rad Reports to MT	$*
Standard Register SMARTworks Forms on Demand	ADT from MT	$*
Startel (Ardent)	ADT from MT	$*
Stellara (bioMerieux)	ADT from MT; Pharmacy Orders from MT; Lab Results from MT	$*
T Systems EV (ER documentation system)	ADT from MT; OE Reports to MT; Lab Results from MT	$*
TAMS (to SMART)	Item Master from SMART; Replenishment to SMART; PAR from SMART	$*
Tarrant County Health Dept. (RODS)	ADT from MT	$*
Team Chimes (Crothall)	ADT from MT	$*
Teges (iRounds)	ADT from MT; Lab Results from MT	$*
Telcor Point-of-care Interfaces (QuickLink)	ADT from MT; POC Results to MT	$*
Teletracking	ADT from MT	$*
TheraTrac	ADT from MT; Pharmacy Orders from MT	$*
Tracemastervue (Philips)	OE Orders from MT; OE Reports to MT; Charges to MT	$*
Transcription Relief Services (TRS)	ADT from MT; OE Reports to MT	$*
UHS AIMSC88	ADT from MT	$*
Upgrade only to an existing live, interfaced product	Only applies to services that were previously certified via HCA IT&S	$*
Varian (Aria)	ADT from MT; Charges to MT	$*
Varian (Varis Vision)	ADT from MT; Charges to MT	$*
Velos (Transplant Mgmt.)	ADT from MT; Lab Results from MT	$*
Virtual Radiologic (vRad)	ADT from MT; Rad Orders from MT; Rad Reports to MT	$*
VISICU (eVantage ICU Monitoring System)	ADT from MT; Lab Results from MT	$*
Voyager (GE)	Lab Results from MT; SCH from MT; Pharmacy Orders from MT	$*
Wescom Nurse Call System	ADT from MT	$*
Witt Biomedical Transcription	ADT from MT; OE Reports to MT; Charges to MT	$*
Wound Expert	ADT from MT	$*

18

SCHEDULE D
SPECIAL CHARGES
Microsoft — desktop software, server software, Client Access Licenses (CALs)
Antivirus — HCA utilizes Symantec but Customer may choose
WinZip
Rumba
GHX
SSI and other business office add-ons — if non-PAS
DSS Decision Support

19

Schedule E
[Reserved.]

20

SCHEDULE F
Service Support Matrix & Service Level Objectives
IT&S is making a concerted effort to monitor and measure our service delivery capabilities from an end-user experience. As such, several new technologies are actively being tested and deployed to report service delivery outcomes. Where it is possible, on-line availability service level agreements (SLAs) for key business transactions will be measured through application robotics housed/running from the Customer facility’s main distribution frame (MDF). Otherwise, robotic transactions will be measured from the other strategic locations or Service Desk Application-reported logs.
Future automated monitoring and measurement mechanisms may be explored, however, the metrics listed in the Service Matrix and Service Level Objective below will be monitored and measured manually using Service Desk Application reports until these are built and/or location-specific robots are deployed at the Customer’s facility locations and/or other strategic locations as deemed by HCA IT&S management. Results reported via Service Desk Application will be heavily based on Customers’ identification of performance and availability issues with the system.
Service Level Management Definitions
Online Availability — Generally, for an application to be available, the following prerequisites must be met: the processing platform hardware must be functional, the system software (operating system) must be functional, and the application software (i.e. MEDITECH, Payroll, General Ledger, Resource Control, etc.) must also be available. In the few cases where only part of an applications functionality is affected (i.e. a single menu option fails but all others are working), an application will be declared down when it’s major functionality is not available. For example, in the case of General Ledger, if journal entries cannot be posted, or account inquiries are not successful, then the application is considered down. When applying robotics, “Application Downtime” will be constituted when a server does not return within the predefined system settings (i.e.- windows page time out after 120 seconds.)
Online Availability Monthly Compliance Target — The application availability goal expressed as a percentage of scheduled availability.
Client Support Services Service Desk Performance Targets — The first Client Support Services measurement is the Average Speed to Answer and represents the average amount of time in seconds that callers waited for Customer Services to answer the phone. The remaining service level targets are YTD targets related to the efficiency of resolving customer service logs. They include First Contact Resolution (resolved within the first call) and First Day Resolution (within the first 24 hours).

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* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.
Service Support Matrix & Service Level Objectives
In this matrix an overview of the services with their most relevant service attributes and commitments are presented. Relevant application services were taken from Schedule A. Adjustments to standard services and/or standard service level objectives/commitments will be adopted in accordance with Section 7 of the Agreement.

Online
Availability
	Online Availability ****	Monthly
	(all times CST unless otherwise	Compliance
Application/Service **	noted)	Target *
Clinical Systems
CPCS (MEDITECH)	24/7/365 goal excluding standard maintenance windows, with measured availability against 05:01-23:44 — 7/365	*%
Patient Accounting Systems
Patient Accounting	Available 06:00-20:59 CST	*%
Casemix	Available 00:00-23:59 CST	*%
Decision Support (ADS)	Available 07:00 AM CST — 9:00 PM CST	*%
CHOIS	Available 07:00 — 21:00 CST	*%
Lockbox	Available 07:00 AM CST — 7:00 PM CST	*%
Comet	Available 07:00-21:00 CST	*%
PLUS	Available 06:00- 21:00 CST, 7 days per week, and 365 days per year.	*%
Artiva (Collections)	Available 07:00-19:00 local time	*%
Imaging	Available 07:00 AM CST — 9:00 PM CST	*%
CPCM Contract Profiler	Available 07:00-21:00 CST	*%
Mainframe Logging	Available 05:01-16:59 CST	*%
On-Line Cashiering	Available 06:00-21:00 CST	*%
Legacy Collections	Available 07:00-19:00 local time	*%
Financial Reporting/Communications
Atlas	24/7/365 goal excluding standard maintenance windows, with measured availability against 07:00— 20:00. CST Monday — Friday	*%
Exchange	Available 24 x 7 x 365 3rd Saturday of the month 09:00 CST (Work is scheduled after 7 p.m. local RDC Time, only for a 4 hour interval) 21:00 CST. Thursdays that do not fall during the 1st-10th Weekly Wednesday & Thursdays 22:00 CST (Work is scheduled after 7 p.m. local RDC Time, only for a four hour interval) 00:00	*%

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* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

Online
Availability
	Online Availability ****	Monthly
	(all times CST unless otherwise	Compliance
Application/Service **	noted)	Target *
General Ledger	Available 08:00 -19:00 CST Monday — Friday.	*%
QMIRS	Available 06:00-21:00 CST Monday — Friday	*%
Payroll
Lawson HR/Payroll	Available 04:00- 23:00 CST, 7 days per week, and 365 days per year.	*%
KRONOS	Available 06:00- 23:59 CST, 7 days per week, and 365 days per year.	*%
Legacy Payroll	Available 04:00-23:00 CST, 7 days per week, and 365 days per year	*%
Accounts Payable
SMART	Available 00:00-21:00 CST	*%
Corporate Office (only)
Funds Management	Available 07:00-18:00 CST Monday — Friday	*%
HOST AP	Available 07:00 AM ET- 6:00 PM PT Monday — Friday	*%
Corporate Tax (Tax Compliance System)	Available 06:00 CST — 22:00 CST	*%

***	applications not included
Table 1: Critical Application Matrix
Notes:

*	Commitments and targets are subject to change pursuant to Section 7 of the Agreement.

**	All applications should follow the target incident resolution timeframes for resolution and closure as outlined later in this Schedule under “Target Resolution Policy”.

***	The following applications/services do not currently have formalized Service Level Agreements (SLAs) developed, although incident target resolution timeframes would apply to all applications provided by IT&S:
•	3M Encoder, Electronic Processing, Avega Decision Support, ORYX, Vista, FIS, and Benefits.

****	Standard IT&S maintenance windows will apply to all applications unless otherwise stated in individual application-oriented Service Level Agreements. The Customer should be prepared

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for scheduled downtime around these maintenance windows so that necessary maintenance can occur on a regular basis to help ensure consistent system availability and reliability.

Day*	Start Time	End Time	Detailed Exceptions
1st Saturday of each month	09:00 CST	20:00 CST	Any system or service involved in end-of-month close
3rd Saturday of each month	09:00 CST	22:00 CST	None
Wednesdays	21:00 CST	00:00 CST	Wednesday nights that fall from the 1st to the 10th
Thursdays	21:00 CST	00:00 CST	Thursday nights that fall from the 1st to the 10th
Table 2: Standard Maintenance Windows

* Application and other exceptions to outage manager coordination may exist in the form of patches/updates/loads that are mission critical and/or present material risk to IT&S or the customer and cannot wait until the 3rd Saturday. Additionally, regulatory updates and outages prearranged with business owners may be excluded.
IT&S ADDITIONAL RESPONSIBILITIES
Initiate work on urgent/critical issues within one hour of Customer’s call for assistance to the CSS Corporate Help Desk 24 hours per day and 7 days per week. IT&S Incident Management and Priority Definitions are as follows:
Incident Management: Goal and Definition
Definition of an Incident: a one time event (service disruption) in the environment reported by a customer call, an alert, or another form of observation/communication.
Goal (Per ITIL*): “ the primary goal of the Incident Management process is to restore normal service operation as quickly as possible and minimize the adverse impact on business operations, thus ensuring that the best possible levels of service quality and availability are maintained. ‘Normal service operation’’ is defined here as service operation within Service Level Objective (SLO) limits.”

*	ITIL references the Information Technology Infrastructure Library. ITIL provides a framework of information technology operational best practices which focus on repeatable and verifiable IT processes.
Priority Policy
Priority is one of the key drivers of the Incident Management process. Incident priority is used to define the order and effort required when handling incidents. The priority of an incident is calculated by evaluating the impact and urgency of the incident together.

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Impact and urgency are defined as:
‘Impact’ is a measure of the business criticality of an Incident, often equal to the extent to which an Incident leads to degradation of agreed service levels. The number of people, critical systems affected and loss of revenue as a result of the service interruption often measure impact.
‘Urgency’ is about the necessary speed of solving an Incident of a certain impact.
Factors used to determine the impact and urgency include, but are not limited to:
•	Number of users affected by the condition

•	Urgency of resolution

•	Length and scope of the outage

•	Availability of a solution / workaround

•	Type of service being disrupted

•	Number of occurrences

•	Length of time an incident has remained open
These factors will be applied as follows :

	Critical	High	Medium	Low
Impact	Major outage affecting a large number of users or a business unit. Critical business commitments cannot be met. Clinical/patient safety, financial, market image, or regulatory implications	System or application usable with severe restrictions. Performance severely degraded. Clinical/patient safety, financial, market image, or regulatory implications	Incidents affecting a small number or users Must be resolved but do not impact service level agreements. Default priority.	Incidents that do not directly affect user’s productivity. Workaround available.

Urgency	Required Immediately	Required within 1 day	Required within 3 days	Required within the next week

Effort	All required resources	All required resources	Best effort. Prioritised against other work.	Resources are available.

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Table 3: Priority Criteria
Urgency and impact (and thus the priority) may be changed during the life of an incident, only by agreement between the customer and the supplier of the service. This agreement must be recorded in the incident ticket.
Incident Status Codes
The following status codes are defined:

Problem Status	Description
Open	Incident is registered
Assigned	Incident is classified and is assigned to a Group or Individual
Work In Progress	The assigned Group or Individual has accepted and is working to address the incident
Initial Resolution	When the incident has reached a ‘fix’ or workaround solution has been applied that allows the end-user(s) to able to perform their job duties and responsibilities.
Pending	The incident is waiting on a part to come in, a vendor, a change or the root cause is still being worked on.
Resolved	A solution or work-around has been implemented for the incident.
Closed	The solution has been implemented, tested and documented and users are able to perform their job duties and functions, and the end-user(s) have been notified and their agreement obtained.
Table 4: Problem Status
Target Resolution Policy
To provide good control over incident resolution, the overall process is split into sub-components. A target time is applied to each sub-component, as shown below.

	Critical		Medium
Key event	Priority	High Priority	Priority	Low Priority
Incident assignment accepted (TTA)	1 hour	2 hours	4 hours	1 day
Initial resolution (TTR) or Resolved	8 hours	2 days	5 days	10 days
Incident closed (TTC)	7 days	7 days	5 days	5 days
Table 5: Target Timeframe Policy
Additionally, Client Support Services Service Desk performance targets are highlighted below. These targets are monitored and managed against on a continual basis in order to help ensure that we are responding as quickly as possible to resolve customer-affecting incidents.

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* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

Target
Average Speed to Answer Target (seconds)	*
CSS Logs closed upon first contact Target (within 1 hour; all types, all priorities)	*%
CSS Logs closed same day Target (within 24 hours; all types, all priorities)	*%
Table 6: Client Support Services Service Desk Performance Targets
CUSTOMER ADDITIONAL RESPONSIBILITIES
•	It is understood that if a “Critical” incident is opened with IT&S, that the issue will be worked on until restoration of the service is achieved. That being said, it is the responsibility of the “customer” to make available (7X24) the appropriate knowledgeable individual/individuals that can provide necessary information and testing of the restorative process.

•	Ensure the appropriate Customer personnel have been trained in the use, support, and management of the IT&S Systems.

•	Appoint an IT&S System Support Coordinator, and, if applicable, a LAN Administrator, for the effective support and operation of the IT&S Systems and to ensure that Customer Responsibilities are performed.

•	During the term of this Agreement, provide IT&S with both on-site access to each Facility and remote access to the System through the IT&S approved Network services to enable IT&S to provide warranty assistance and support both on-site and remotely.

•	Follow the security procedures and Network operating procedures provided by IT&S.

•	Complete proper incident review, before contacting IT&S and then perform incident investigation, diagnosis, and remedial activities, as requested by IT&S.

•	Maintain and support an appropriate cable plant as specified in the IT&S policies and procedures.

•	Formally notify IT&S network personnel 90 days in advance as to any planned substantial system and/or network changes at the facility level that may result in a data volume increase or changes to source/destination of data sources. This would also include environmental changes such as relocating departments, equipment moves, construction, etc.

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